Exhibit 10.9

AMENDMENT AND RESTATEMENT DEED

14  OCTOBER 2009

BETWEEN

VELTI PLC
and others

and

THOR LUXEMBOURG SARL

as Security Agent

relating to a facilities agreement originally dated 26 June 2009

(as amended, varied, restated, supplemented and novated from time to time)

THIS DEED is dated  14  October 2009

BETWEEN:

(1)                                  VELTI PLC (registered in England under number 5552480) (the Parent);

(2)                                  THE COMPANIES listed in Part 1 (The Borrowers) of Schedule 1 (The Parties) as borrowers (in this capacity, the Borrowers);

(3)                                  THE COMPANIES listed in Part 2 (The Guarantors) of Schedule 1 (The Parties) as guarantors (in this capacity, the Guarantors);

(4)                                  ZELUS PLC (Registered in Jersey under number 103899) as an Additional Guarantor and Obligor (Newco);

(5)                                  THOR LUXEMBOURG SARL as lender (the Lender).

BACKGROUND:

(A)                              This Deed is supplemental to and amends and restates a facilities agreement originally dated 26 June 2009 between, inter alios, the Parent and the Lender as amended, varied, restated, supplemented and novated from time to time (the Facilities Agreement).

(B)                                The parties to this Deed have agreed to supplement and amend and restate the Facilities Agreement on the terms set out below and Newco has agreed to accede to the Facilities Agreement as a guarantor.

IT IS AGREED as follows:

1.                                      INTERPRETATION

1.1                               Definitions

Amended Facilities Agreement means the Facilities Agreement in its form set out in Schedule 2 (Amended and Restated Facilities Agreement).

Consent Letter means the letter dated on or around the date of this Deed whereby the Lender has provided written confirmation of, amongst other things, its consent to a proposed redomiciliation and reorganisation of the Group.

Effective Date means the later of (i) the date on which the Scheme becomes effective in accordance with its terms (including any modification, addition or condition of the Scheme approved or imposed by the High Court of Justice of England and Wales) and (ii) the date on which the Lender notifies the Parent that it has received all of the documents and evidence set out in Schedule 5 (Conditions Precedent Documents) in form and substance satisfactory to the Lender.

Finance Documents means the “Finance Documents” as such term is defined in the Facilities Agreement.

Newco Board Observer Side Letter means a Board Observer Side Letter entered into between Newco and the Lender in a form agreed to by Newco and the Lender.

Newco Documents means the Newco Security Documents and the Newco Board Observer Side Letter.

Newco Debenture means a debenture governed by English law entered into between Newco and the Lender in a form agreed to by Newco and the Lender and including the grant of security over the entire issued share capital of Velti plc.

Newco Irish Debenture means a  debenture governed by Irish law entered into between Newco and the Lender in a form agreed to by Newco and the Lender.

Newco Security Documents means the Newco Debenture and the Newco Irish Debenture.

Obligors means an “Obligor” as such term is defined in the Amended Facilities Agreement and, for the avoidance, shall, with effect from but not before the Effective Date, include Newco in its capacity as a Guarantor.

Scheme means the scheme of arrangement proposed to be made under Part 26 of the Companies Act 2006 between the Parent and its shareholders.

Supplemental Documents means this Deed, the Consent Letter and the Newco Documents.

1.2                               Construction

(a)                                  Capitalised terms defined in the Amended Facilities Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.

(b)                                 References in the Amended Facilities Agreement to “this Agreement” or similar terms (as applicable) shall, with effect from the Effective Date and unless the context otherwise requires, be references to that document as amended and restated by this Deed and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Amended Facilities Agreement shall be construed accordingly.

1.3                               Incorporation

The provisions of clauses 1.2 (Construction), 1.3 (Third party rights) and 35 (Enforcement) of the Amended Facilities Agreement apply to this Deed as though they were set out in full in this Deed, except that references to “this Agreement” are to be construed as references to this Deed.

4

1.4                               Effect as a Deed

This Deed shall take effect as a deed in respect of those parties which execute it as such, notwithstanding that some other parties may have executed it under hand only.

2.                                      AMENDMENTS AND ACCESSION OF NEWCO

The parties to this Deed agree for themselves and for their successors, transferees and assigns that upon the occurrence of the Effective Date:

(i)                                     the Facilities Agreement will be supplemented and amended and restated by this Deed so that it shall be in the form set out in Schedule 2 (Amended and Restated Facilities Agreement); and

(ii)                                  Newco shall become an Additional Guarantor and be bound by the terms of the Amended Facilities Agreement and the other Finance Documents as an Additional Guarantor pursuant to Clause 23.4 (Additional Guarantors) of the Amended Facilities Agreement and, in respect of such accession, this Deed shall take effect as an Accession Deed for the purposes of the Amended Facilities Agreement.

3.                                      REPRESENTATIONS AND WARRANTIES

3.1                               General

(a)                                  The Lender has entered into this Deed in reliance on the representations and warranties set out in this Clause 3 and each Obligor makes, on the date of this Deed, the representations and warranties set out in this Clause 3 to the Lender.

(b)                                 Each representation and warranty (other than as expressly stated in this Clause), is deemed to be made by each Obligor on the Effective Date by reference to the facts and circumstances existing on the Effective Date.

3.2                               Status

(a)                                  It is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation, other than Velti US Holdings, Inc. and AdInfuse Inc which are corporations, duly incorporated and validly existing under the laws of their jurisdictions of incorporation and Velti SA which is a societe anonyme, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                                 It has the power to own its assets and carry on its business as it is being conducted.

3.3                               Binding Obligations

Subject to the Legal Reservations:

(a)                                  the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)                                 (without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party (including for the avoidance of doubt and from the Effective Date, in respect of Newco, each  Newco Security Document) creates the

5

security interests which that document purports to create and those security interests are valid and effective.

3.4                               Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Supplemental Documents do not and will not conflict with:

(a)                                  any law or regulation applicable to it;

(b)                                 the constitutional documents of any member of the Group; or

(c)                                  any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument, in each case, to an extent which could reasonably be expected to have a Material Adverse Effect.

3.5                               Power and Authority

(a)                                  It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Supplemental Documents and the transactions contemplated by the Supplemental Documents.

(b)                                 No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Supplemental Documents to which it is a party.

3.6                               Validity and admissibility in evidence

(a)                                  All Authorisations including but not limited to any shareholder authorisations required:

(i)                                     to enable it lawfully to enter into, deliver, exercise its rights, perform and comply with its obligations in the Supplemental Documents to which it is a party; and

(ii)                                  to make the Supplemental Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect except any Authorisation referred to in Clause 3.10 (No filing or stamp taxes).

(b)                                 All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect except, if failure to obtain or to effect those Authorisations would be reasonably likely to have a Material Adverse Effect.

3.7                               Documents

As at the date of their delivery and as of the Effective Date, the documents delivered to the Lender under this Deed by or on behalf of any Obligor at or prior to the Effective Date are genuine (or, in the case of copy documents, are true, complete and accurate copies of originals which are genuine) and are up-to-date and in full force and effect (or, if a copy, the original is up-to-date and in full force and effort).

6

3.8                               Governing law and enforcement

The choice of governing law of the Supplemental Documents to which it is party will be recognised and enforced in its Relevant Jurisdictions.

3.9                               No filing or stamp taxes

Under the laws of its Relevant Jurisdictions it is not necessary that the Supplemental Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Supplemental Documents or the transactions contemplated by the Supplemental Documents save as specified in clause 17.9 of the Amended Facilities Agreement.

3.10                        Insolvency

(a)                                  No:

(i)                                     corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 21.7 (Insolvency proceedings) of the Amended Facilities Agreement;

(ii)                                  creditors’ process described in Clause 21.8 (Creditors’ process) of the Amended Facilities Agreement; or

has been taken or, to the knowledge of the Parent, threatened in relation to a member of the Group.

(b)                                 None of the circumstances described in clause 21.6 (Insolvency) of the Amended Facilities Agreement applies to any member of the Group.

3.11                        No default

(a)                                  No Event of Default or Default is continuing or is likely to result from the entry into, the performance of, or any transaction contemplated by, any Supplemental Document; and

(b)                                 no other event or circumstance is outstanding which constitutes a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

3.12                        Newco

(a)                                  Zelus plc’s administrative details for the purposes of the Facilities Agreement and/ or the Amended Facilities Agreement are as follows:

Address:	22 Grenville Street
St Helier
Jersey
JE4 8PX

Fax No.:	+353 (0)1 234 2400

7

Attention:              Finance Director

3.13                        Ranking

Subject to the Legal Reservations, once dated and delivered, the Newco Debenture and Newco Irish Debenture have or will have first ranking priority and are not subject to any prior ranking or pari passu ranking Security save to the extent that such other security may be permitted in accordance with the terms of the Amended Facilities Agreement.

4.                                      INCORPORATION

(a)                                  This Deed is a Finance Document.

(b)                                 Subject to the terms hereof, the Facilities Agreement and other Finance Documents will remain in full force and effect, and the Amended Facilities Agreement and the applicable provisions of this Deed will, on and from the Effective Date, be read and construed as one document.

5.                                      GUARANTEE

On the Effective Date, each Obligor:

(a)                                  confirms its acceptance of the Amended Facilities Agreement;

(b)                                 agrees that it is bound as an Obligor by the terms of the Amended Facilities Agreement; and

(c)                                  confirms that its guarantee:

(i)                                     subject to the Legal Reservations, continues in full force and effect on the terms of the Amended Facilities Agreement; and

(ii)                                  extends to the obligations of the Obligors under the Finance Documents (including the Amended Facilities Agreement),

in each case, subject to any limitations set out in clause 16 (Guarantee and indemnity) of the Amended Facilities Agreement.

6.                                      SECURITY

6.1                               Confirmation

On the Effective Date, each Obligor confirms that:

(a)                                  any Transaction Security extends to the obligations of the Obligors under the Finance Documents (including the Amended Facilities Agreement) subject to any limitations set out in the Transaction Security Documents;

(b)                                 the obligations of the Obligors arising under the Amended Facilities Agreement are included as secured liabilities (or such other similar term as is used in the relevant Transaction Security Documents) in the Transaction Security Documents, subject to any limitations set out in the Transaction Security Documents; and

8

(c)                                  subject to the Legal Reservations, the Transaction Security continues in full force and effect on the terms of the respective Transaction Security Documents.

7.                                      TERMINATION

If the Scheme shall not have become effective by midnight on 31 March 2010, this Deed shall terminate automatically and shall have no further force or effect.

8.                                      MISCELLANEOUS

8.1                               Incorporation of certain provisions

The provisions of clauses 30 (Amendments and waivers) and 26 (Notices) of the Amended Facilities Agreement shall apply to this Deed as though they were set out in this Deed in full, but as if references in those clauses to “this Agreement” were references to this Deed.

8.2                               Additional Guarantors

The provisions of this Deed shall regulate the manner in which Newco shall become an Additional Guarantor in substitution to the provisions of Clause 23.4 (Additional Guarantors) of the Facilities Agreement and/ or the Amended Facilities Agreement.

8.3                               Satisfaction of conditions precedent

The Lender (or its solicitors) shall promptly notify the Parent when the Lender has received all of the documents and evidence set out in Schedule 5 (Conditions Precedent Documents) of this Deed in form and substance satisfactory to the Lender.  For the avoidance of doubt, in respect of Newco, the documents and evidence set out in Schedule 3 (Conditions Precedent Documents) of this Deed apply in substitution of the documents and evidence set out in Schedule 2, Part II (Conditions Precedent to be delivered by an Additional Obligor) of the Amended Facilities Agreement.

8.4                               Process Agent

Newco confirms that, with effect from the Effective Date, it appoints (in accordance with Clause 35.2 (Service of Process) of the Facilities Agreement and/ or the Amended Facilities Agreement) the Parent as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document and the Parent by its execution of this Deed, accepts that appointment.

8.5                               Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

8.6                               Agreement to be bound

(a)                                  Failure by one or more parties (Non-Signatory) to execute this Deed on the date of this Deed will not invalidate the provisions of this Deed as between the other parties who do execute this Deed.

9

(b)                                 Any Non-Signatory may execute this Deed (or a counterparty of this Deed) on a subsequent date and will thereupon become bound by its provisions.

8.7                               Finance Documents

With effect from the date it is entered into, each of the Supplemental Documents shall be designated Finance Documents.

8.8                               Overriding provision

Notwithstanding any contrary provision in this Deed, Newco shall have no obligations to the Lender until the Effective Date.

8.9                               Scheme becoming effective

The Parent shall deliver to the Lender (or to its solicitors, Kirkland & Ellis International LLP) a copy of each of the order of the Court sanctioning the Scheme under section 899 of the Act and the order under section 648 of the Companies Act 2006 confirming the reduction of capital provided for by the Scheme and the statement of capital under section 649 of the Companies Act 2006 before or promptly following their delivery to the Registrar of Companies.

9.                                      GOVERNING LAW

This Deed and any non-contractual obligations arising in connection with this Deed is governed by English law.

IN WITNESS WHEREOF this Deed has been executed and delivered as a deed on the date stated at the beginning of this Deed.

10

SCHEDULE 1

THE PARTIES

PART 1

THE BORROWERS

Velti PLC

Velti SA

PART 2

THE GUARANTORS

Velti PLC

Velti dR Limited

Velti M-Telecom Limited

Velti US Holdings Inc

Velti Platforms and Services Limited

Velti SA

Ad Infuse, Inc

11

SCHEDULE 2

AMENDED AND RESTATED FACILITIES AGREEMENT

[Follows]

12

Date:  Originally Dated 26 June 2009

FACILITIES AGREEMENT

as amended and restated pursuant to an amendment and restatement agreement dated October 2009 for

VELTI PLC

by

THOR LUXEMBOURG SARL

13

1

2

THIS AGREEMENT originally dated 26 June 2009 is amended and restated by an amendment and restatement agreement dated October 2009 and made between:

(1)                                 VELTI PLC (the “Parent”);

(2)                                 THE PARENT as an original borrower (the “Original Borrower”);

(3)                                  THE SUBSIDIARIES of the Parent listed in Part I of Schedule 1 (The Original Parties) as original guarantors (together with the Parent, the “Original Guarantors”); and

(4)                                 THE ENTITY listed in Part II of Schedule 1 (The Original Parties) as lender (the “Original Lender”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.                                       DEFINITIONS AND INTERPRETATION

1.1                                 Definitions

In this Agreement:

“Accession Deed” means a document substantially in the form set out in Schedule 4 (Form of Accession Deed).

“Accounting Principles” means IFRS.

“Accounting Reference Date” means 31 December.

“Additional Borrower” means a company which becomes a Borrower in accordance with Clause 23.2 (Additional Borrowers).

“Additional Guarantor” means a company which becomes a Guarantor in accordance with Clause 23 (Changes to the Obligors).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“AdInfuse Acquisition” means the acquisition of the entire issued share capital of AdInfuse, Inc by Velti US Holdings, Inc.

“AdInfuse Acquisition Security” means the Security granted by Velti US Holdings, Inc over the share capital of AdInfuse, Inc as security for its obligations under the Velti US Loan Notes.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agreed Security Principles” means the principles set out in Schedule 11 (Agreed Security Principles).

“Announcement” means the announcement to be made by the Parent concerning the Facilities, as required by the rules of the AIM market of the London Stock Exchange.

“Anti-Terrorism Laws” means the Executive Order, the Bank Secrecy Act (31 U.S.C. §§ 1956 et seq.), the USA Patriot Act, the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), any other law or regulation administered by OFAC, and any similar law enacted in the United States after the date of this Agreement.

“Arrangement Fee Shares” means the shares to be issued by the Parent in accordance with the terms of clause 2.3 (Arrangement fee).

“Assignment Agreement” means an agreement in a form agreed between the relevant assignor and assignee.

“Auditors” means one of Baker Tilly, PricewaterhouseCoopers, Ernst & Young, KPMG or Deloitte & Touche or any other firm approved in advance by the Lender (such approval not to be unreasonably withheld or delayed).

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means:

(a)                                  in relation to each Term Facility, the period from and including the date of this Agreement to and including the date three Business Days after the date of this Agreement; and

(b)                                 in relation to the Revolving Facility, the period from the date of this Agreement to and including the date falling one month prior to the relevant Termination Date.

“Available Commitment” means, in relation to a Facility, the Lender’s Commitment under that Facility minus (subject as set out below):

(a)                                  the amount of its participation in any outstanding Utilisations under that Facility; and

(b)                                 in relation to any proposed Utilisation, the amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date.

For the purposes of calculating the Lender’s Available Commitment in relation to any proposed Utilisation under the Revolving Facility only, the Lender’s participation in any Revolving Facility Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date shall not be deducted from the Lender’s Commitment:

“Available Facility” means, in relation to a Facility, the aggregate for the time being of the Lender’s Available Commitment in respect of that Facility.

“Base Currency” means US Dollars other than in relation to the Revolving Facility for which the Base Currency is euro.

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor thereto).

“Board Observer Side Letter” means:

(a)                                  until the letter referred to paragraph (b) below becomes effective, the board observer side letter dated on or around the date of this Agreement between Lender and the Parent governing the terms on which the Lender may appoint an observer to the board of directors of the Parent; and

(b)                               thereafter, the board observer side letter between Lender and the Ultimate Parent governing the terms on which the Lender may appoint an observer to the board of directors of the Parent.

When the letter referred to in paragraph (b) becomes effective, the Lender and the Parent shall cease to be bound by the terms of the letter referred to in paragraph (a).

“Borrower” means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 23 (Changes to the Obligors).

“Borrowing Base Certificate” means a borrowing base certificate in the form set out in Schedule 10 to this Agreement or such form as may be agreed between the Lender and the Ultimate Parent but in the event of the Lender and the Ultimate Parent not being able to agree on a form, the form required by the Lender acting reasonably;

“Borrowings” has the meaning given to that term in Clause 19.1 (Financial definitions).

“Budget” means a budget delivered by the Ultimate Parent to the Lender in respect of that period pursuant to Clause 18.4 (Budget).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Athens and New York.

“Capital Expenditure” has the meaning given to that term in Clause 19.1 (Financial definitions).

“Cash” means, at any time, cash denominated in euro, USD or any currency used by an operating Subsidiary in the course of its day to day business in hand or at bank and (in the latter case) credited to an account in the name of an Obligor and to which an Obligor is alone (or together with other Obligors) beneficially entitled and for so long as:

(a)                                  that cash is repayable on demand;

(b)                                 repayment of that cash is not contingent on the prior discharge of any other indebtedness of any Obligor or of any other person whatsoever or on the satisfaction of any other condition;

(c)                                  there is no Security over that cash except for Transaction Security constituted by a netting or set-off arrangement entered into by any Obligor in the ordinary course of their banking arrangements; and

(d)                                 the cash is freely and immediately available to be applied in repayment or prepayment of the Facilities.

“Cash Equivalent Investments” means at any time:

(a)                                  certificates of deposit maturing within one year after the relevant date of calculation and issued by either (a) a bank of financial institution which has a rating for its long term unsecured and non-credit enhanced debt obligations of A or higher by Standard and Poor’s Rating Services or Fitch Ratings Limited or A2 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit agency or (b) any other bank or financial institution approved by the Lender;

(b)                                 any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)                                  commercial paper not convertible or exchangeable to any other security:

(i)                                     for which a recognised trading market exists;

(ii)                                  issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State;

(iii)                               which matures within one year after the relevant date of calculation; and

(iv)                              which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)                                 sterling bills of exchange eligible for rediscount at the Bank of England and accepted by either (a) a bank of financial institution which has a rating for its long term unsecured and non-credit enhanced debt obligations of A or higher by Standard and Poor’s Rating Services or Fitch Ratings Limited or A2 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit agency or (b) any other bank or financial institution approved by the Lender;

(e)                                  any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above and (iii) can be turned into cash on not more than 30 days’ notice; or

(f)                                    any other debt security approved by the Lender (acting reasonably),

in each case, (i) which matures not later than the Termination Date, (ii) denominated in euro, sterling or USD and (iii) to which any Obligor is alone (or together with other Obligors beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than Security arising under the Transaction Security Documents).

“Cashflow” has the meaning given to that term in Clause 19.1 (Financial definitions).

“Change of Control” means any person or group of persons acting in concert gains direct or indirect control of the Ultimate Parent.  For the purposes of this definition:

(a)                                  “control” of the Ultimate Parent means:

(i)                                     the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)                                             cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of the Ultimate Parent; or

(B)                                               appoint or remove all, or the majority, of the directors or other equivalent officers of the Ultimate Parent; or

(C)                                               give directions with respect to the operating and financial policies of the Ultimate Parent with which the directors or other equivalent officers of the Ultimate Parent are obliged to comply; and/or

(ii)                                  the holding beneficially of more than 50% of the issued share capital of the Ultimate Parent (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); and

(b)                                 “acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Ultimate Parent by any of them, either directly or indirectly, to obtain or consolidate control of the Ultimate Parent.

“Charged Property” means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Commitment” means a Term Facility Commitment or Revolving Facility Commitment.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate) and in form and substance satisfactory to the Lender (acting reasonably).

“Confidential Information” means all information relating to the Ultimate Parent, any Obligor, the Group, the Finance Documents or a Facility in respect of which the Lender becomes aware or which is received by the Lender in relation to the Finance Documents or a Facility from either:

(a)                                  any member of the Group or any of its advisers, or

(b)                                 any other party, if the information was obtained by the Lender directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)                                     is or becomes public information other than as a direct or indirect result of any breach by the Lender of Clause 31 (Confidentiality); or

(ii)                                  is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)                               is known by the Lender before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by the Lender after that date, from a source which is, as far as the Lender is aware, unconnected with the Group and which, in either case, as far as the Lender is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA from time to time or in any other form agreed between the Ultimate Parent and the Lender.

“Constitutional Documents” means an Obligor’s certificate of incorporation, memorandum of association and articles of association.

“Controlled Group” means an entity, whether or not incorporated, which is under common control with an Obligor within the meaning of Section 4001 of ERISA or is part of a group that includes an Obligor and that is treated as a single employer under Section 414 of the Internal Revenue Code. When any provision of this Agreement relates to a past event, the term “member of the Controlled Group” includes any person that was a member of the Controlled Group at the time of the past event.

“Default” means an Event of Default or any event or circumstance specified in Clause 21 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Lender.

“Designated Person” means a person or entity:

(a)                                  listed in the annex to, or otherwise subject to the provisions of the Executive Order;

(b)                                 named as a “Specially Designated National and Blocked Person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list; or

(c)                                  with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law.

“Downstream Loan Agreement” means the English law intra-group loan agreement in a form that is acceptable to the Lender and to be entered into between the Parent and Velti SA on or around the Velti SA Accession Date whereby the Parent will make a term loan of $5,000,000 available to Velti SA, as the same may be amended, novated, restated or supplemented from time to time and, in particular, as the same may be transferred, assigned and/or novated to the Ultimate Parent whereby the Ultimate Parent becomes, amongst other things, entitled to repayment of such loan.

“Downstream Loan Security Documents” means the Greek law security documentation in a form that is acceptable to the Lender and to be entered into between the Parent and Velti SA on or around the Velti SA Accession Date as the same may be amended, novated, restated or supplemented from time to time and, in particular, as the same may be transferred, assigned and/or novated to the Ultimate Parent whereby the Ultimate Parent becomes, amongst other things, entitled to the benefit of the security or, if relevant, any other Greek law security documentation provided by Velti SA in favour of the Ultimate Parent as security for its obligations under the Downstream Loan Agreement.

“Eligible Receivables” means all of the receivables originated from time to time by the Obligors meeting the following criteria:

(a)                                  the receivable has been originated by the Obligor in the ordinary course of its business in accordance with its credit and collection policies from the sale of goods and/or the provision of services to a third party customer and the receivable has been billed and is evidenced by an invoice;

(b)                                 the receivable is not subject to any prior security and a first ranking and perfected security has been granted by the relevant Obligor over such receivable, its related rights and the account into which the receivable will be paid in favour of the Lender and such security secured the outstanding amounts under the Facilities;

(c)                                  the receivable is payable within and has not been outstanding for more than a maximum period of 120 days from the invoice date of such receivable;

(d)                                 the receivable arises out of a valid and binding contract in accordance with its respective terms against the corresponding customer and does not originate under contracts subject to public procurement laws under which the corresponding customer under that receivable is a government authority;

(e)                                  the contract under which any obligation to make any payment in respect of the receivable complies with the laws and regulations applicable in the jurisdiction of the governing law of such contract;

(f)                                    the receivable constitutes legal, valid and binding obligations on the corresponding customer, including, without limitation, that of paying the amount due in respect of the receivable, and such obligations are enforceable in accordance with their respective terms subject only to the Legal Reservations and any other laws and regulations of mandatory application in the event that such customer becomes insolvent and the receivable represents a bona fide obligation of the customer to pay the stated amount with no activity required to be performed by the applicable Obligor other than to collect such receivable; and

(g)                                 to the best knowledge of originating Obligor, it is not in default under the terms of the contract from which the receivable arises,

but excluding the Excluded Receivables.

“Employee Plan” means, at any time, an “employee pension benefit plan” as defined in Section 3(2) of ERISA subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA (other than a Multiemployer Plan), then or at any time during the previous five years maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of any Obligor or ERISA Affiliate.

“ERISA” means the US Employee Retirement Income Security Act of 1974 (or any successor legislation thereto) and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) that is a member of a Controlled Group of any Obligor.

“ERISA Event” means any of the following events:

(a)                               any reportable event, as defined in Section 4043(c) of ERISA and the regulations promulgated under it, with respect to an Employee Plan as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of that event. However, the existence with respect to any Employee Plan of an “accumulated funding deficiency” (as defined in Section 302 of ERISA), or, on and after the effectiveness of the Pension Act, a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section 302 of ERISA, shall be a reportable event for the purposes of this paragraph (a) regardless of the issuance of any waiver;

(b)                              the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of that Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of an Employee Plan and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to that Employee Plan within the following 30 days;

(c)                               the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan;

(d)                              the termination of any Employee Plan under Section 4041(c) of ERISA;

(e)                               the institution of proceedings under Section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan;

(f)                                 the failure to make a required contribution to any Employee Plan that would result in the imposition of an encumbrance under the Internal Revenue Code or ERISA;

(g)                              engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Internal Revenue Code or Section 406 of ERISA;

(h)                              a determination that any Employee Plan is, or is expected to be, in at-risk status (within the meaning of Title IV of ERISA); or

(i)                                  the receipt by any Obligor or ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Obligor or ERISA Affiliate of any notice that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or, on and after the effectiveness of the Pension Act, that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 305 of ERISA).

“EUR”, “euro” and “€” means the single currency unit of the Participating Member States.

“Event of Default” means any event or circumstance specified as such in Clause 21 (Events of Default).

“Excluded Investment” means any Investment by any member of the Group in respect of which there exists a shareholders agreement or similar arrangement which restricts the grant of Transaction Security over such Investment by the relevant member of the Group and any other Investment which:

(a)                                  at any time on or prior to the First Restatement Date, the Lender and the Parent agree is to be an Excluded Investment; and

(b)                                 at any time after the First Restatement Date, the Lender and the Ultimate Parent agree is to be an Excluded Investment.

“Excluded Receivables” means:

(a)                                  any Eligible Receivable which is factored, sold or assigned to any other person in connection with Permitted Financial Indebtedness or is to be factored, sold or assigned pursuant to the terms of any arrangement entered into with a third party in connection with Permitted Financial Indebtedness (other than pursuant to any floating security granted in favour of HSBC Bank plc);

(b)                                 any receivable falling due under any contract against which an Obligor has raised Financial Indebtedness from time to time (other than any contract pursuant to which floating security has been granted in favour of HSBC Bank plc), provided such Financial Indebtedness constitutes Permitted Financial Indebtedness; and

(c)                                  without limiting paragraphs (a) and (b) above, any receivable identified by Velti SA as providing Security to any lender of Permitted Financial Indebtedness in accordance with the arrangements surrounding any such Permitted Financial Indebtedness.

“Executive Order” means the US Executive Order No. 13224 on Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, which came into effect on 24 September 2001, as amended.

“Existing Debt” means the financial indebtedness owing or to be owed to each Existing Debt Lender from time to time and listed in Schedule 7 in an amount or amounts not to exceed the maximum committed amount or amounts set out therein.

“Existing Debt Lender” means the lenders of the Existing Debt listed in Schedule 7.

“Existing Unicredit Debt” means the Existing Debt owing to Unicredit Bank or Bayerische Hypo-und Vereinsbank AG on the date of this Agreement.

“Facility” means the Term Facility or the Revolving Facility.

“Facility Office” means the office or offices notified by the Lender as the office or offices through which it will perform its obligations under this Agreement.

“Finance Document” means this Agreement, any Accession Deed, any Compliance Certificate, the Board Observer Side Letter, the Downstream Loan Agreement, the HSBC Consent Letter, any UniCredit Consent Letter the Redomiciliation Side Letter, any Resignation Letter, any Transaction Security Document, any Utilisation Request and any other document designated in writing as a “Finance Document” by:

(a)           at any time on or prior to the First Restatement Date, the Lender and the Parent; and

(b)           at any time after the First Restatement Date, the Lender and the Ultimate Parent.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)                                  moneys borrowed and debit balances at banks or other financial institutions;

(b)                                 any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)                                  any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                 the amount of any liability in respect of Finance Leases;

(e)                                  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirement for de-recognition under the Accounting Principles);

(f)                                    any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)                                 any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)                                 any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the Termination Date or are otherwise classified as borrowings under the Accounting Principles);

(i)                                     any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question;

(j)                                     any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(k)                                  the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above.

“Financial Quarter” has the meaning given to that term in Clause 19.1 (Financial definitions).

“Financial Year” has the meaning given to that term in Clause 19.1 (Financial definitions).

“First Amendment and Restatement Agreement” means an amendment and restatement agreement dated     October 2009 and entered into between, amongst others, the Parent and the Lender.

“First Restatement Date” means the Effective Date as such term is defined in the First Amendment and Restatement Agreement.

“Fraudulent Transfer Law” means any applicable US Bankruptcy Law or any applicable US state fraudulent transfer or conveyance law.

“Group” means the Ultimate Parent and each of its Subsidiaries for the time being.

“Group Structure Chart” means the group structure chart in the agreed form.

“Guarantor” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 23 (Changes to the Obligors).

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Obligor or the Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Holding Account” means an account:

(a)                                  held in England or Wales by a member of the Group;

(b)                                 identified as a Holding Account in a letter between the Parent and the Lender prior to and on the First Restatement Date or between the Ultimate Parent and the Lender after the First Restatement Date; and

(c)                                  subject to Security in favour of the Lender which Security is in form and substance satisfactory to the Lender,

(as the same may be redesignated, substituted or replaced from time to time).

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“HSBC Bond Loan” means the bond loan entered into between HSBC Bank and Velti SA as listed in the first row of the table set out in Schedule 7.

“HSBC Consent Letter” means the consent letter from HSBC Bank dated on or prior to the Velti SA Accession Date.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the financial statements of the Parent.

“Intellectual Property” means:

(a)                                  any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)                                 the benefit of all applications and rights to use such assets of each Obligor (which may now or in the future subsist).

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined by the Lender (acting reasonably).

“Internal Revenue Code” means the United States Internal Revenue Code of 1986 (26 U.S.C. §§ 1 et seq.), as amended from time to time.

“Investments” means:

(a)                                  any shares, stocks, debentures, certificates of deposit, securities, bonds or other securities;

(b)                                 all interests in collective investment schemes;

(c)                                  all warrants, options and other rights to subscribe or acquire any investment referred to in paragraph (a) or (b) in each case whether held directly by the Lender or by an Obligor, depositary, custodian, nominee, fiduciary, investment manager or clearing system on its behalf provided that no such items referred to in paragraphs (a) to (c) above shall constitute an Investment if that Investment is an Excluded Investment.

“IRS” means the United States Internal Revenue Service (or any successor thereto).

“ITA” means the Income Tax Act 2007.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Key-man Policy” means a key-man life assurance policy (in form and substance reasonably satisfactory to the Lender and with such insurer as the Lender may (acting reasonably) approve) taken out and maintained by the Parent or the Ultimate Parent in respect of the death or disability or critical illness of the following individuals if required by the Lender their replacements from time to time and in not less than the following respective amounts:

Name of Individual	Amount (€)
Alexandros Moukas	1,000,000
Chris Kaskavelis	1,000,000
Menelaos Scouloudis	1,000,000

“Legal Reservations” means:

(a)                                  the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)                                 the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)                                  the possibility that the courts may recharacterise any security purporting to be a fixed charge as a floating charge;

(d)                                 similar principles, rights and defences under the laws of any Relevant Jurisdiction;

(e)                                  any other matters which are or would, as a matter of common practice, be set out as qualifications or reservations as to matters of law of general application in any legal opinion obtained by the Lender which relates to the Facility; and

(f)                                    in respect of the Structural Intra-Group Documents, the operation of art 23a(b)/L2190/20 of Greek law;

(g)                                 in respect of the representation set out at clause 17.3, any operation of art 293 of the Greek Civil Code.

“Lender” means:

(a)                                  the Original Lender; and

(b)                                 any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 22 (Changes to the Lenders),

which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.

“Lender’s Spot Rate of Exchange” means the spot rate of exchange of HSBC Bank plc for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“LMA” means the Loan Market Association.

“Loan” means the Term Loan or a Revolving Facility Loan.

“Mandatory Prepayment Account” means an interest-bearing account:

(a)                                  held in England or Wales by a Borrower;

(b)                                 identified in a letter between the Parent and the Lender prior to and on the First Restatement Date or between the Ultimate Parent and the Lender from the First Restatement Date as a Mandatory Prepayment Account;

(c)                                  subject to Security in favour of the Lender which Security is in form and substance satisfactory to the Lender; and

(d)                                 from which no withdrawals may be made by any members of the Group except as contemplated by this Agreement,

(as the same may be redesignated, substituted or replaced from time to time).

“Margin” means:

(a)                                  in relation to any Term Facility Loan 15 per cent. per annum;

(b)                                 in relation to the Revolving Facility Loan 8.5 per cent. per annum;

(c)                                  in relation to any Unpaid Sum relating or referable to a Facility, the rate per annum specified above for that Facility; and

(d)                                 in relation to any other Unpaid Sum, the highest rate specified above.

“Margin Stock” means “margin stock” or “margin security” within the meaning of Regulation U or X.

“Material Adverse Effect” means in the reasonable opinion of the Lender  a material adverse effect on:

(a)                                  the business, operations, property or financial condition of the Group taken as a whole; or

(b)                                 the ability of an Obligor to perform its payment obligations under the Finance Documents; or

(c)                                  the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of the Lender under any of the Finance Documents.

“Material Company” means, at any time:

(a)                                  an Obligor; or

(b)                                 a wholly-owned member of the Group that holds shares in an Obligor; or

(c)                                  a Subsidiary of the Ultimate Parent which:

(i)                                     is listed in Schedule 8 (Material Companies); or

(ii)                                  is identified in the most recently delivered Material Companies Certificate as having gross assets, net assets or turnover (excluding intra-group items) representing 2.5 per cent., or more of the gross assets, net assets or turnover of the Group, calculated on a consolidated basis, save that (i) Velti US Holdings Inc shall be a Material Company, (ii) prior to the date falling 12 Months from the date of this Agreement neither Velti Mobile Marketing Technology LLC nor Velti Ukraine Mobile Marketing Services LLC shall be a Material Company and (iii) Velti Centre for Innovation SA shall not be a Material Company, notwithstanding their satisfaction of the conditions set out at paragraphs (a), (b) or (c) on or at any time after the date of this Agreement.

“Material Companies Certificate” means each certificate delivered pursuant to Clause  18.6(b) (Information: Miscellaneous).

“Maximum Third Party Borrowing Amount” means the amount by which the aggregate of paragraphs (a) and (b) of the definition of “Receivables Ratio” exceeds the aggregate of paragraphs (c) and (d) of the definition of “Receivables Ratio”.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                  (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)                                 if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)                                  if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.  “Monthly” shall be construed accordingly.

“Multiemployer Plan” means, at any time, a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) then or at any time during the previous five years maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of any Obligor or ERISA Affiliate.

“Obligor” means a Borrower or a Guarantor.

“Obligors’ Agent” means the Parent prior to and on the First Restatement Date and the Ultimate Parent from the First Restatement Date, then appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.2 (Obligors’ Agent).

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Original Financial Statements” means:

(a)                                  in relation to the Parent, the preliminary consolidated audited financial statements of the Parent as delivered to the Lender in accordance with Clause 4.1 (Initial conditions precedent);

(b)                                 in relation to each Original Obligor other than the Parent, its preliminary financial statements for its Financial Year ended 31 December 2008; and

(c)                                  in relation to any other Obligor, its financial statements delivered to the Lender as required by Clause 23 (Changes to the Obligors).

“Original Obligor” means an Original Borrower or an Original Guarantor.

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation of the USA established pursuant to Section 4002 of ERISA (or any entity succeeding to all or any of its functions under ERISA).

“Pension Act” means the United States Pension Protection Act of 2006, as amended.

“Permitted Disposal” means any sale, lease, licence, transfer or other disposal which, except in the case of paragraph (b), is on arm’s length terms:

(a)                                  of trading stock or cash made by any member of the Group in the ordinary course of trading of the disposing entity;

(b)                                 of any asset by a member of the Group (the “Disposing Company”) to another member of the Group (the “Acquiring Company”), but if:

(i)                                     the Disposing Company is an Obligor, the Acquiring Company must also be an Obligor; and

(ii)                                  the Disposing Company had given Security over the asset, the Acquiring Company must give equivalent Security over that asset;

(c)                                  of assets (other than shares, businesses, Real Property or Intellectual Property) in exchange for other assets comparable or superior as to type, value and quality;

(d)                                 of obsolete or redundant vehicles, plant and equipment for cash;

(e)                                  of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments;

(f)                                    constituted by a licence of intellectual property rights permitted by Clause 20.22 (Intellectual Property);

(g)                                 to a Joint Venture, to the extent permitted by Clause 20.7 (Joint ventures);

(h)                                 arising as a result of any Permitted Security; and

(i)                                     of assets (other than shares) for cash where the higher of the market value, the book value and net consideration receivable (when aggregated with the higher of the market value, book value and net consideration receivable for any other sale, lease, licence, transfer or other disposal not allowed under the preceding paragraphs) does not exceed €2,000,000 (or its equivalent) in total during the term of this Agreement;

(j)                                     of any Excluded Receivables; and

(k)                                  any other disposal with the prior written consent of the Lender.

“Permitted Distribution” means the payment of a dividend by any member of the Group (other than the Ultimate Parent) so long as such payment is ultimately distributed to an Obligor or, to the extent that such payment is not ultimately distributed to an Obligor, it does not exceed (when aggregated with loans permitted by sub-paragraph (e) of the definition of Permitted Loan) €1,000,000 (or its equivalent in other currencies) in aggregate in any Financial Year.

“Permitted Financial Indebtedness” means Financial Indebtedness:

(a)                                  arising under any Existing Debt;

(b)                                arising pursuant to the Velti US Loan Notes;

(c)                                 arising under a Permitted Loan or a Permitted Guarantee or as permitted by Clause 20.25 (Treasury Transactions);

(d)                                 of any person acquired by a member of the Group after the date of this Agreement which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased or having its maturity date extended in contemplation of, or since, that acquisition, and outstanding only for a period of one month following the date of acquisition;

(e)                                  raised pursuant to factoring or similar arrangements provided the amount of such Financial Indebtedness does not exceed the Maximum Third Party Borrowing Amount;

(f)                                    of any member of the Group in respect of which no Security or Quasi-Security is to be granted in favour of the party advancing the Financial Indebtedness;

(g)                                 under finance or capital leases of vehicles, plant, equipment or computers, provided that the aggregate capital value of all such items so leased under outstanding leases by members of the Group does not exceed €1,500,000 (or its equivalent in other currencies) at any time; and

(h)                                 not permitted under any of the preceding paragraphs or as a Permitted Transaction and the outstanding principal amount of which does not exceed €500,000 (or its equivalent in other currencies) in aggregate for the Group at any time;

(i)                                     any other Financial Indebtedness with the prior written consent of the Lender.

provided that the Financial Indebtedness arising or incurred under this definition shall, save where agreed by the Lender:

(i)                                     not result in a breach of any of the Financial Covenants or the Security Covenant; and

(ii)                                  be subordinated to the Lender’s right of payment and rights under the Finance Documents and any guarantees by way of an intercreditor agreement or priority deed entered into by the provider of such Financial Indebtedness on terms acceptable to the Lender other than in respect of:

(A)                              Financial Indebtedness which falls within paragraphs (b), (e), (f) or (g) above;

(B)                                Existing Debt.

“Permitted Guarantee” means:

(a)                                  the endorsement of negotiable instruments in the ordinary course of trade;

(b)                                 any performance or similar bond or guarantee guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade;

(c)                                  any guarantee of a Joint Venture to the extent permitted by Clause 20.7 (Joint ventures);

(d)                                 any guarantee permitted under Clause 20.16 (Financial Indebtedness);

(e)                                  any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (b) of the definition of Permitted Security;

(f)                                    any guarantee given in respect of Permitted Financial Indebtedness;

(g)                                 the guarantee given by the Parent in relation to Velti US Loan Notes; or

(h)                                 any indemnity given in the ordinary course of the documentation of an acquisition or disposal transaction which is not prohibited by the terms of this Agreement, which indemnity is in a customary form and subject to customary limitations.

“Permitted Loan” means:

(a)                                  any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities;

(b)                                 Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness (except under paragraph (c) of that definition);

(c)                                  a loan made to a Joint Venture to the extent permitted under Clause 20.7 (Joint ventures);

(d)                                 a loan made by an Obligor to another Obligor or made by a member of the Group which is not an Obligor to another member of the Group;

(e)                                  a loan made by an Obligor to any member of the Group which is not an Obligor or to any entity in which an Obligor holds shares, provided that the aggregate principal amount of such loans does not (when aggregated with Permitted Distributions) exceed €1,000,000 (or its equivalent in other currencies) at any time (for the avoidance of doubt any amounts payable by any member of the Group which is not an Obligor to an Obligor at a future date in respect of services provided or products supplied by an Obligor to a member of the Group which is not an Obligor shall not amount to a “loan” for the purposes of this definition); and

(f)                                    any other arrangement with the prior written consent of the Lender.

“Permitted Security” means:

(a)                                  any set-off or lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group;

(b)                                 any netting or set-off arrangement entered into by any member of the Group with a bank or financial institution in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group but only so long as (i) such arrangement does not permit credit balances of Obligors to be netted or set off against debit balances of members of the Group which are not Obligors and (ii) such arrangement does not give rise to other Security over the assets of Obligors in support of liabilities of members of the Group which are not Obligors;

(c)                                  any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(i)                                     the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(ii)                                  the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

(iii)                               the Security or Quasi-Security is removed or discharged within three months of the date of acquisition of such asset;

(d)                                 any Quasi-Security arising as a result of a disposal which is a Permitted Disposal;

(e)                                  any Security in existence as at the date of this Agreement securing Permitted Financial Indebtedness;

(f)                                    any Security which is granted pursuant to factoring or similar arrangements in relation to receivables which originate under contracts subject to public procurement laws under which the corresponding customer under that receivable is a government authority;

(g)                                 any Security over cash paid into an escrow account pursuant to any purchase price retention arrangement as part of any disposal or acquisition by a member of the Group which is not prohibited by this Agreement;

(h)                                 any Security arising on any rental deposits in connection with the occupation of leasehold premises by any member of the Group in the ordinary course of business;

(i)                                     the AdInfuse Acquisition Security;

(j)                                     the Downstream Loan Security Documents; and

(k)                                  any other Security with the prior written consent of the Lender.

“Permitted Transaction” means:

(a)                                  any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents;

(b)                                 the solvent liquidation or reorganisation of any member of the Group which is not an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group;

(c)                                  transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms;

(d)                                 any factoring arrangements entered into by a member of the Group in relation to receivables which originate under contracts subject to public procurement laws under which the corresponding customer under that receivable is a government authority; and

(e)                                  any other transaction with the prior written consent of the Lender.

“Quarter Date” means the last day of a Financial Quarter.

“Quasi-Security” has the meaning given to that term in Clause 20.10 (Negative pledge).

“Real Property” means:

(a)                                  any freehold, leasehold or immovable property; and

(b)                                 any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold or immovable property.

“Receivables Ratio” means (A +B+C) : (C+D) where:

(a)                                  A is the aggregate amount of invoiced or billed Eligible Receivables originated by the Obligors from time to time;

(b)                                 B is the aggregate Cash held by the Obligors in bank accounts that are subject to Transaction Security from time to time plus an amount equal to the sums standing to the credit of any bank account of an Obligor incorporated in Greece;

(c)                                  C is the aggregate amount of invoiced or billed receivables originated by the Obligors that is subject to any Security other than Transaction Security; and

(d)                                 D is the aggregate amount of Loans outstanding under this Agreement from time to time, the debt due to HSBC that is the subject of the HSBC Bond Loan and all other debt or Financial Indebtedness ranking pari passu with or senior in priority to those Loans excluding Permitted Financial Indebtedness other than the debt due to HSBC that is the subject of the HSBC Bond Loan.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Redomiciliation” means a procedure pursuant to which a new company is incorporated, a “cancellation” scheme of arrangement is carried out pursuant to Part 26 of the Companies Act 2006 and the shares in such new company are listed on the AIM market of the London Stock Exchange (or another stock exchange).

“Redomiciliation Side Letter” means the letter from the Lender to the Parent (in a form acceptable to the Lender acting reasonably) concerning, amongst other things, the Redomiciliation, dated on or about the date of this Agreement.

“Regulation D”, “Regulation T”, “Regulation U” or “Regulation X” means Regulation D, T, U or X, as the case may be, of the Board, as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation D Cost” means, in relation to a Lender’s participation in a Loan made to a Borrower (or deposits maintained by a Lender to fund that participation), any amount certified by that Lender from time to time to be the cost to it of complying with Regulation D (or any similar US reserve requirement) in respect of that participation or deposit.  It is agreed that, for purpose of calculating any Regulation D Costs, the relevant participation or deposit shall be deemed to constitute “Eurocurrency Liabilities” under Regulation D and to be subject to such reserve requirements without the benefit of, or credit for, proration, exceptions or offsets which may be available from time to time under Regulation D.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)                                  its jurisdiction of incorporation;

(b)                                 any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)                                  any jurisdiction where it conducts its business; and

(d)                                 the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

“Relevant Parent” means the Parent until such time as the Parent novates the Term Loan to the Ultimate Parent when it shall mean the Ultimate Parent;

“Relevant Period” has the meaning given to that term in Clause 19.1 (Financial definitions).

“Repayment Date” means the Term Facility Repayment Date, or the last day of an Interest Period for a Revolving Facility Loan.

“Repeating Representations” means each of the representations set out in Clause 17.2 (Status) to Clause 17.7 (Governing law and enforcement), Clause 17.11 (No default), paragraph (b) of Clause 17.12 (No misleading information), Clause 17.13 (Original Financial Statements), Clause 17.18 (Ranking) to Clause 17.20 (Legal and beneficial ownership) and Clause 17.26 (Centre of main interests and establishments), 17.29 (Anti-Terrorism Laws), 17.30 (US Regulation), 17.31 (Margin Regulations) and 17.32 (Employee Benefit Plans).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Resignation Letter” means a letter substantially in the form set out in Schedule 5 (Form of Resignation Letter).

“Revolving Facility” means the revolving credit facility made available under this Agreement as described in paragraph (a)(iii) of Clause 2.1 (The Facilities).

“Revolving Facility Commitment” means the amount in euro set out under the heading “Revolving Facility Commitment” in Part II of Schedule 1 (The Original Lender), to the extent not cancelled or reduced by it under this Agreement.

“Revolving Facility Loan” means a loan made or to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan.

“Revolving Facility Utilisation” means a Revolving Facility Loan.

“Rollover Loan” means one or more Revolving Facility Loans:

(a)                                  made or to be made on the same day that a maturing Revolving Facility Loan is due to be repaid;

(b)                                 the aggregate amount of which is equal to or less than the amount of the maturing Revolving Facility Loan;

(c)                                  in the same currency as the maturing Revolving Facility Loan; and

(d)                                 made or to be made to the same Borrower for the purpose of refinancing that maturing Revolving Facility Loan.

“Secured Parties” means the Lender and any Receiver or Delegate.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Covenant” means the covenant set out at Clause 19.2(e);

“Senior Management” means each and all of Alexandros Moukas, Chris Kaskavelis or Menelaos Scouloudis and any other individual who undertakes the roles undertaken by each of the aforementioned individuals from time to time.

“Structural Intra-Group Documents” means the Downstream Loan Agreement and the Downstream Loan Security Documents.

“Subsidiary” means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006 and, in the case of any entity incorporated in Greece, within the meaning of paragraph 5 of art 42e of L 2190/1920.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Taxes Act” means the Income and Corporation Taxes Act 1988.

“Term Facility” means the term loan facility made available under this Agreement as described in paragraph (a)(i) of Clause 2.1 (The Facilities).

“Term Loan” means a Term Facility Loan made or to be made under the Term Facility or the principal amount outstanding for the time being of that loan.

“Term Facility Commitment” means the amount in the Base Currency set out under the heading “Term Facility Commitment” in Part II of Schedule 1 (The Original Lender), to the extent not cancelled or reduced by it under this Agreement.

“Term Facility Repayment Date” means the Termination Date in respect of the Term Facility.

“Termination Date” means:

(a)                                  in relation to the Term Facility the day falling two years and three months from the date of this Agreement; and

(b)                                 in relation to the Revolving Facility the day falling one year and nine months from the date of this Agreement,

but in each case where the relevant day is not a Business Day, the last Business Day preceding that date.

“Total Commitments” means the aggregate of the Term Facility Commitments and the Total Revolving Facility Commitments.

“Total Term Facility Commitments” means $10,000,000.

“Total Revolving Facility Commitments” means €2,750,000.

“Trade Instruments” means any performance bonds, or advance payment bonds or documentary letters of credit issued in respect of the obligations of any member of the Group arising in the ordinary course of trading of that member of the Group.

“Transaction Documents” means the Finance Documents.

“Transaction Security” means the Security created or expressed to be created in favour of the Lender pursuant to the Transaction Security Documents.

“Transaction Security Documents” means each of the Downstream Loan Security Documents and each of the documents listed as being a Transaction Security Document in paragraph 2(d) of Part I of Schedule 2 (Conditions Precedent) and any document required to be delivered to the Lender under paragraph 14 of Part II of Schedule 2 (Conditions Precedent) together with any other document entered into by any Obligor creating or expressed to create any

Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

“Transfer Date” means, in relation to an assignment or transfer, the later of:

(a)                                  the proposed Transfer Date specified in the relevant Assignment Agreement; and

(b)                                 the date on which the Lender executes the relevant Assignment Agreement.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Ultimate Parent” means Zelus Plc (to be renamed Velti Plc), registered in Jersey under number 103899.

“UniCredit Consent Letter” means any consent or waiver letter in respect of the Existing UniCredit Debt that the Lender may require (in a form that is acceptable to the Lender), by giving notice in writing to the Parent, to be entered into between a member of the Group and Unicredit Bank or Bayerische Hypo-und Vereinsbank AG.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” and “United States” means the United States of America, its territories and possessions.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 of the United States, as amended.

“US Bankruptcy Law” means the United States Bankruptcy Code of 1978 (Title 11 of the United States Code) or any other United States federal or state bankruptcy, insolvency or similar law.

“US Dollar, US$, USD, $ and Dollar” each mean the lawful currency for the time being of the United States of America.

“US Guarantor” means a Guarantor that is a US Person.

“US Obligor” means an Obligors that is a US Person.

“US Person” means a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code and includes a US Person who is the sole owner of any entity that is disregarded as being an entity separate from such owner for US federal income tax purposes.

“Utilisation” means a Loan.

“Utilisation Date” means the date on which a Utilisation is made.

“Utilisation Request” means a notice substantially in the relevant form set out in Schedule 3 (Utilisation Request).

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

“Velti SA Accession Date” means the earlier of (i) the date that Velti SA accedes to this Agreement as an Additional Borrower and (ii) 10 July 2009 (or such later date as may be agreed between the Lender and the Parent).

“Velti SA Security” means:

(a)                                  Greek law Security over the shares of Velti Centre for Innovations SA owned by Velti SA (such security to be in respect of the obligations of Velti SA under the Finance Documents only); and

(b)                                 Greek law Security over Intellectual Property and Eligible Receivables of Velti SA (such security to be in respect of the obligations of Velti SA under the Finance Documents only).

“Velti SA Additional Documents” means:

(a)                                  the Structural Intra-Group Documents executed by the members of the Group party to such documents;

(b)                                 a copy of all notices and acknowledgements required to be sent under the Velti SA Security documents executed by Velti SA;

(c)                                  all share certificates and copies of all stock powers, transfers and stock transfer forms or equivalent duly executed by Velti SA in blank in relation to the assets subject or expressed to be subject to the Velti SA Security and other documents of title to be provided under the Velti SA Security;

(d)                                 a legal opinion in respect of Velti SA in relation to the due capacity and authority to enter into each Finance Documents to which it is a party;

(e)                                  a certificate of the Parent attaching copies of the  Structural Intra-Group Loan Documents and certifying that they are correct and complete copies and the documents are, subject to the Legal Reservations, in full force and effect as at the date of the certificate.

“Velti US Loan Notes” means the series of promissory notes issued by Velti US Holdings, Inc to the holders of shares of series C preferred stock of AdInfuse,

Inc representing part of the merger consideration in respect of the AdInfuse Acquisition.

1.2                                 Construction

(a)                                  Unless a contrary indication appears, a reference in this Agreement to:

(i)                                     any “Lender”, any “Obligor”, any “Party”, any “Secured Party” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)                                  a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Parent and the Lender prior to and on the First Restatement Date or by or on behalf of the Ultimate Parent and the Lender from the First Restatement Date or, if not so agreed, is in the form specified by the Lender;

(iii)                               “assets” includes present and future properties, revenues and rights of every description;

(iv)                              a “Finance Document” or a “Transaction Document” or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(v)                                 “guarantee” means (other than in Clause 16 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi)                              “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)                           a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(viii)                        a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(ix)                                a provision of law is a reference to that provision as amended or re-enacted;

(x)                                   a time of day is a reference to London time; and

(xi)                                references to “the date of this Agreement” shall mean 26 June 2009.

(b)                                 Section, Clause and Schedule headings are for ease of reference only.

(c)                                  Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any  Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)                                 A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

1.3                                 Third party rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

(a)                                  Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement.

(b)                                 Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

SECTION 2

THE FACILITIES

2.             THE FACILITIES

2.1           The Facilities

(a)           Subject to the terms of this Agreement, the Lender makes available:

(i)            a Base Currency term loan facility in an aggregate amount equal to the Total Term Facility Commitments; and

(ii)           a euro revolving credit facility in an aggregate amount equal to the lesser of  (i) the Total Revolving Facility Commitments or (ii) 55 per cent. of the Eligible Receivables from time to time (as specified in the most recent Borrowing Base Certificate provided to the Lender).

(b)           The Term Facility will be available to the Parent and the Revolving Facility will be available to Velti SA from and including the date it becomes an Additional Borrower.

2.2           Obligors’ Agent

(a)           Each Obligor (other than the Ultimate Parent) by its execution of the First Amendment and Restatement Agreement or an Accession Deed irrevocably revokes the appointment of the Parent as Obligors Agent and appoints the Ultimate Parent to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)            the Ultimate Parent on its behalf to supply all information concerning itself contemplated by this Agreement to the Lender and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Deed, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)           the Lender to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Ultimate Parent,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any

Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)           Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

2.3           Arrangement Fee

(a)           The Borrower shall pay to the Lender or such other persons as the Lender may specify an arrangement fee (the “Arrangement Fee”).

(b)           Such Arrangement Fee shall be paid on or as soon as reasonably practicable following the first Utilisation of the Facility in accordance with Clause 20.29(f) (Conditions Subsequent) and shall be satisfied by the allotment and issue fully paid to the Lender or such persons in such proportions as specified prior to the date of this Agreement by the Lender of 875,000 ordinary shares in the capital of the Parent.

3.             PURPOSE

3.1           Purpose

(a)           The Parent shall apply all amounts borrowed by it under the Term Facility towards:

(i)            making the loan to Velti SA under and in accordance with the terms of the Downstream Loan Agreement; and

(ii)           to the extent not applied towards purpose (i) above to the general corporate and working capital purposes of the Group and for any other purpose not prohibited by the terms of this Agreement.

(b)           Each Borrower shall apply all amounts borrowed by it under the Revolving Facility towards the general corporate and working capital purposes of the Group (but not towards acquisitions of companies, businesses or undertakings or prepayment of the Term Loan).

3.2           Monitoring

The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.             CONDITIONS OF UTILISATION

4.1           Initial conditions precedent

The Lender will only be obliged to comply with Clause 5.5 (Making of a Loan) in relation to any Utilisation if on or before the Utilisation Date for such Utilisation the Lender is satisfied that on the proposed Utilisation Date it has received (or against first Utilisation will have received) or waived all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Lender (acting reasonably).  The Lender shall notify the Parent promptly upon being so satisfied.

4.2           Further conditions precedent

Subject to Clause 4.1, the Lender will only be obliged to comply with Clause 5.5 (Making of a Loan) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)           in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan, and in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; and

(b)           in relation to any Utilisation on the date of this Agreement, all the representations and warranties in Clause 17 (Representations) or, in relation to any other Utilisation, the Repeating Representations to be made by each Obligor are true.

4.3           Maximum number of Utilisations

The Parent may utilise the Term Facility on one occasion only.

SECTION 3

UTILISATION

5.             UTILISATION - LOANS

5.1           Delivery of a Utilisation Request

(a)           The Parent may utilise the Term Facility by delivery to the Lender of a duly completed Utilisation Request;

(b)           A Borrower (or the Ultimate Parent on its behalf) may utilise the Revolving Facility by delivery to the Lender of a Borrowing Base Certificate at least 7 Business Days prior to the proposed Utilisation Date and a duly completed Utilisation Request.

5.2           Completion of a Utilisation Request for Loans

(a)           Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)            it identifies the Facility to be utilised;

(ii)           the proposed Utilisation Date is, in the case of the Term Facility Loan, a Business Day within the Availability Period applicable to the Term Facility or, in the case of a Revolving Facility Loan, the last Business Day of a Month within the Availability Period applicable to the Revolving Facility;

(iii)          the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount).

(b)           Only one Loan may be requested in a Utilisation Request.

5.3           Currency and amount

(a)           The currency specified in a Utilisation Request must be the relevant Base Currency applicable to the relevant Facility.

(b)           The amount of the proposed Utilisation must be:

(i)            an amount equal to $10,000,000 for the Term Facility; or

(ii)           for the Revolving Facility, a minimum of €750,000 or, if less, the Available Facility.

5.4           Limitations on Utilisations

(a)           The Revolving Facility shall not be utilised unless the Term Facility has been utilised.

(b)           The Revolving Facility may not be utilised until the Velti SA Accession Date.

5.5           Making of a Loan

If the conditions set out in this Agreement have been met, the Lender shall make the requested Loan to the Borrower on the Utilisation Date.

5.6           Cancellation of Commitment

(a)           The Term Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Term Facility.

(b)           The Revolving Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Revolving Facility.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.             REPAYMENT

6.1           Repayment of Term Loans

(a)           The Relevant Parent shall repay the Term Facility Loan in full on the Termination Date in respect of the Term Facility.

(b)           Neither the Parent nor, for the avoidance of doubt, the Ultimate Parent may reborrow any part of a Term Facility which is repaid.

6.2           Repayment of Revolving Facility Loans

Each Borrower which has drawn a Revolving Facility Loan shall repay that Loan on the last day of its Interest Period.

6.3           Effect of cancellation and prepayment on repayments

(a)           If the Relevant Parent cancels the whole or any part of the Term Facility Commitment or the Revolving Facility Commitment in accordance with Clause 7.2 (Voluntary cancellation) or if the Term Facility Commitment or the Revolving Facility Commitment is cancelled under clause 7.1 (Illegality) then:

(i)            in the case of the Term Facility Commitment, the amount of the Term Facility Loan to be repaid on the Termination Date will reduce by the amount cancelled;

(ii)           in the case of the Revolving Facility Commitment, the amount of the Revolving Facility Loan to be repaid on the last day of its Interest Period will reduce by the amount cancelled.

(b)           If the Term Loan or a Revolving Facility Loan is prepaid in accordance with Clause 7.3 (Voluntary prepayment of Term Loans), Clause 7.4 (Voluntary prepayment of Revolving Facility Utilisations) or Clause 8.2 (Disposal and Insurance Proceeds) then:

(i)            in the case of the Term Facility, the amount of the Term Facility Loan to be repaid on the Termination Date will reduce by the amount prepaid;

(ii)           in the case of the Revolving Facility Commitment, the amount of the Revolving Facility Loan to be repaid on the last day of its Interest Period will reduce by the amount prepaid.

7.             ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

7.1           Illegality

If it becomes unlawful in any applicable jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain any Loan:

(a)           that Lender, shall promptly notify the Borrower upon becoming aware of that event whereupon the Term Facility and Revolving Facility will be immediately cancelled;

(b)           each Borrower shall repay the Loans made to it on the last day of the Interest Period for each Loan occurring after the Lender has notified the Ultimate Parent or, if earlier, the date specified by the Lender in the notice delivered to the Ultimate Parent (being no earlier than the last day of any applicable grace period permitted by law).

7.2           Voluntary cancellation

(a)           The Ultimate Parent may, if it gives the Lender not less than 10 Business Days’ (or such shorter period as the Lender may agree) prior notice, cancel the whole or any part (being a minimum amount of $3,000,000) of the Term Facility.

(b)           The Ultimate Parent may, if it gives the Lender not less than 10 Business Days’ (or such shorter period as the Lender may agree) prior notice, cancel the whole or any part (being a minimum amount of €750,000) of the Revolving Facility.

7.3           Voluntary prepayment of Term Loans

The Relevant Parent may, if it gives the Lender not less than 10 Business Days’ (or such shorter period as the Lender may agree) prior notice, prepay the whole or any part of the Term Loan (but, if in part, being an amount that reduces the amount of the Term Loan by a minimum amount of $3,000,000).

7.4           Voluntary prepayment of Revolving Facility Utilisations

A Borrower to which a Revolving Facility Utilisation has been made may, if it or the Ultimate Parent gives the Lender not less than 10 Business Days’ (or such shorter period as the Lender may agree) prior notice, prepay the whole or any part of a Revolving Facility Utilisation (but if in part, being an amount that reduces the amount of the Revolving Facility Utilisation by a minimum amount of €750,000).

8.             MANDATORY PREPAYMENT

8.1           Exit

(a)           Upon the occurrence of:

(i)            a Change of Control; or

(ii)           the sale of all or substantially all of the assets of the Group whether in a single transaction or a series of related transactions,

the Facilities will be cancelled and all outstanding Utilisations, together with accrued interest, and all other amounts accrued under the Finance Documents, shall become immediately due and payable.

8.2           Disposal and Insurance Proceeds

(a)           For the purposes of this Clause 8.2 (Disposal and Insurance Proceeds), Clause 8.3 (Application of mandatory prepayments) and Clause 8.4 (Mandatory Prepayment Accounts and Holding Accounts):

“Disposal” means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disposal Proceeds” means the consideration receivable by any member of the Group (including any amount receivable in repayment of intercompany debt) for any Disposal made by any member of the Group except for Excluded Disposal Proceeds and after deducting:

(i)            any reasonable expenses which are incurred by any member of the Group with respect to that Disposal to persons who are not members of the Group; and

(ii)           any Tax incurred and required to be paid by the seller in connection with that Disposal (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance).

“Excluded Disposal Proceeds” means

(i)            any Disposal Proceeds (other than from a Disposal of intellectual property or shares) which are to be reinvested in assets required for the business of the Group if those proceeds are applied as soon as reasonably practicable (but in any event within 12 Months after receipt);

(ii)           any Disposal Proceeds which relate to any Disposal which is permitted pursuant to paragraphs (a), (b), (c), (e) and (h) of the definition of Permitted Disposal; and

(iii)          any Disposal Proceeds arising from any factoring or other similar arrangement constituting Permitted Financial Indebtedness.

“Excluded Insurance Proceeds” means any proceeds of an insurance claim which the Ultimate Parent notifies the Lender are, or are to be, applied:

(i)            to meet a third party claim;

(ii)           to cover operating losses in respect of which the relevant insurance claim was made; or

(iii)          in the replacement, reinstatement and/or repair of the assets or otherwise in amelioration of the loss in respect of which the relevant insurance claim was made,

in each case as soon as possible (but in any event within 12 Months, or such longer period as the Lender may agree) after receipt.

“Insurance Proceeds” means the proceeds of any insurance claim under any insurance maintained by any member of the Group except for Excluded Insurance Proceeds and after deducting any reasonable expenses in relation to that claim which are incurred by any member of the Group to persons who are not members of the Group.

(b)           The Parent shall ensure that the Borrowers prepay Utilisations in the following amounts at the times and in the order of application contemplated by Clause 8.3 (Application of mandatory prepayments):

(i)            the amount of Disposal Proceeds; and

(ii)           the amount of Insurance Proceeds in excess of €500,000.

8.3           Application of mandatory prepayments

(a)           Subject to (e) below, a prepayment made under Clause 8.2 (Disposal and Insurance Proceeds) shall be applied in the order selected by the Ultimate Parent in:

(i)            prepayment of the Term Loan as contemplated in paragraphs (b) to (d) inclusive below;

(ii)           in cancellation of Available Commitments under the Revolving Facility; and

(iii)          in prepayment of Revolving Facility Utilisations  and cancellation of Revolving Facility Commitments

(b)           Unless the Ultimate Parent makes an election under paragraph (c) below, the Borrowers shall apply amounts of Disposal Proceeds or Insurance Proceeds (as appropriate) to prepay Loans, promptly upon receipt of those proceeds.

(c)           The Ultimate Parent may elect that any prepayment under Clause 8.2 (Disposal and Insurance Proceeds) be applied in prepayment of a Loan on the last day of the Interest Period relating to that Loan.  If the Ultimate Parent makes that election then a proportion of the Loan equal to the amount of the relevant prepayment will be due and payable on the last day of its Interest Period.

(d)           If the Ultimate Parent has made an election under paragraph (c) above but a Default has occurred and is continuing, that election shall no longer apply and a proportion of the Loan in respect of which the election was made equal to the amount of the relevant prepayment shall be immediately due and payable (unless the Lender otherwise agrees in writing).

(e)           No prepayment made by any Obligor incorporated in Greece under Clause 8.2 (Disposal and Insurance Proceeds) shall be applied in prepayment of the Term Loan and any prepayment that would have been made by an Obligor incorporated in Greece shall, at the election of such Obligor, either be applied in accordance with (a)(ii) or (a)(iii) above or be transferred to an Obligor incorporated in England (other than the Parent) and that Obligor shall, and the Ultimate Parent shall procure that that Obligor shall, promptly apply that amount as contemplated above.

8.4           Mandatory Prepayment Accounts and Holding Accounts

(a)           The Ultimate Parent shall ensure that:

(i)            Disposal Proceeds and Insurance Proceeds in respect of which  the Ultimate Parent has made an election under paragraph (c) of Clause 8.3 (Application of mandatory prepayments) are paid into a Mandatory Prepayment Account as soon as reasonably practicable after receipt by a member of the Group;

(ii)           all Excluded Disposal Proceeds or Excluded Insurance Proceeds which are to be applied towards a specific purpose (as set out in the relevant definition) are paid into a Holding Account as soon as reasonably practicable after receipt by a member of the Group.

(b)           The Ultimate Parent and each Borrower irrevocably authorise the Lender to apply:

(i)            amounts credited to the Mandatory Prepayment Account; and

(ii)           amounts credited to the Holding Account which have not been reinvested in assets required for the business of the Group within 6 months of receipt of the relevant proceeds (or such longer time as the Lender may agree), to pay amounts due and payable under Clause 8.3 (Application of mandatory prepayments) and otherwise under the Finance Documents.  The Ultimate Parent and each Borrower further irrevocably authorise the Lender to so apply amounts credited to the Holding Account whether or not 6 months have elapsed since receipt of those proceeds if a Default has occurred and is continuing.  The Ultimate Parent and each Borrower also irrevocably authorise the Lender to transfer any amounts credited to the Holding Account referred to in this paragraph (b) to the Mandatory Prepayment Account pending payment of amounts due and payable under the Finance Documents (but if all such amounts have been paid any such amounts remaining credited to the Mandatory Prepayment Account may (unless a Default has occurred) be transferred back to the Holding Account).

(c)           The Lender acknowledges and agrees that (i) interest shall accrue at normal commercial rates on amounts credited to those accounts and that the account holder shall be entitled to receive such interest (which shall be paid in accordance with the mandate relating to such account) unless a Default is continuing and (ii) each such account is subject to the Transaction Security.

9.             RESTRICTIONS

9.1           Notices of Cancellation or Prepayment

Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 7 (Illegality, voluntary prepayment and cancellation), paragraph (d) of Clause 8.3 (Application of Mandatory Prepayments) or Clause 8.4 (Mandatory Prepayment Accounts and Holding Accounts) shall (subject to the terms of those Clauses) be irrevocable and, unless a contrary indication appears in this Agreement, any such notice shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

9.2           Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid.

9.3           No reborrowing of Term Facilities

No Borrower may reborrow any part of a Term Facility which is prepaid.

9.4           Reborrowing of Revolving Facility

Unless a contrary indication appears in this Agreement, any part of the Revolving Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

9.5           Prepayment in accordance with Agreement

No Borrower shall repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

9.6           No reinstatement of Commitments

No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

9.7           Effect of Repayment and Prepayment on Commitments

If all or part of a Utilisation under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of the Commitments (equal to the amount of the Utilisation which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment.

9.8           Prepayment Penalties

(a)           In the event of prepayment or repayment of the Facilities arising as a result of a Change of Control under Clause 8.1(a)(i), any prepayment of the Term Facility Loan under Clause 7.3 or upon any notice issued under Clause 21.19 (Acceleration), the Ultimate Parent shall, on the date of such repayment or prepayment pay to the Lender:

(i)            where the prepayment occurs prior to and including the day falling three calendar months from the date of this Agreement (but if that day is not a Business Day, the next Business Day falling after that date), a make-whole amount equal to the Margin which would have accrued on the Term Loan had it been drawn in full until the Termination Date of the Term Facility up to a maximum of €2,351,250;

(ii)           where the prepayment occurs from the day falling three calendar months from the date of this Agreement (but if that day is not a Business Day, the next Business Day falling after that date) until and including the date falling six calendar months from the date of this Agreement (but if that day is not a Business Day, the next Business Day falling after that date), a make-whole amount equal to the Margin which would have accrued on the Term Loan had it been drawn in full until the Termination Date of the Term Facility up to a maximum of €2,250,000; or

(iii)          where the prepayment occurs from the day falling six calendar months from the date of this Agreement (but if that day is not a Business Day, the next Business Day falling after that date) until and including the date falling nine calendar months from the date of this Agreement (but if that day is not a Business Day, the next Business Day falling after that date), a make-whole amount equal to the Margin which would have accrued on the Term Loan had it been drawn in full until the Termination Date of the Term Facility up to a maximum of €1,687,500; or

(iv)          where the prepayment occurs from the day falling nine calendar months from the date of this Agreement (but if that day is not a Business Day, the next Business Day falling after that date) until and including the date falling twelve calendar months from the date of this Agreement (but if that day is not a Business Day, the next Business Day falling after that date), an amount equal to fifteen per cent. of the amount prepaid up to a maximum of €1,125,000; or

(v)           where the prepayment occurs from the day falling twelve calendar months from the date of this Agreement (but if that day is not a Business Day, the next Business Day falling after that date) until and including the date falling fifteen calendar months from the date of this Agreement (but if that day is not a Business Day, the next Business Day falling after that date), an amount equal to fifteen per cent. of the amount prepaid up to a maximum of €1,125,000; or

(vi)          where the prepayment occurs from the day falling fifteen calendar months from the date of this Agreement (but if that day is not a Business Day, the next Business Day falling after that date) until and including the date falling eighteen calendar months from the date of this Agreement (but if that day is not a Business Day, the next Business Day falling after that date), an amount equal to fifteen per cent. of the amount prepaid up to a maximum of €937,500; or

(vii)         where the prepayment occurs from the day falling eighteen calendar months from the date of this Agreement (but if that day is not a Business Day, the next Business Day falling after that date) until and including the date falling twenty one calendar months from the date of this Agreement (but if that day is not a Business Day, the next Business Day falling after that date), an amount equal to five per cent. of the amount prepaid up to a maximum of €375,000; or

(viii)        where the prepayment occurs from the day falling twenty one calendar months from the date of this Agreement (but if that day is not a Business Day, the next Business Day falling after that date) until and including the date falling twenty four calendar months from the date of this Agreement (but if that day is not a Business Day, the next Business Day falling after that date), an amount equal to five per cent. of the amount prepaid up to a maximum of €375,000; or

(ix)           where the prepayment occurs from the day falling twenty four calendar months from the date of this Agreement (but if that day is not a Business Day, the next Business Day falling after that date) until and including the date falling twenty seven calendar months from the date of this Agreement (but if that day is not a Business Day, the next Business Day falling after that date), an amount equal to five per cent. of the amount prepaid up to a maximum of €187,500.

SECTION 5

COSTS OF UTILISATION

10.           INTEREST

10.1         Calculation of interest

The rate of interest on each Loan for each Interest Period is the relevant Margin.

10.2         Payment of interest

The Borrower to which a Loan has been made (or to which a Loan has been novated) shall pay accrued interest on that Loan on the last day of each Interest Period.

10.3         Default interest

(a)           If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at the relevant Margin.  Any interest accruing under this Clause 10.3 shall be immediately payable by the Obligor on demand by the Lender.

(b)           Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount (or annually where the Obligor is incorporated in Greece) but will remain immediately due and payable.

11.           INTEREST PERIODS

11.1         Interest Periods and Terms

(a)           Subject to paragraph (e), the relevant Interest Period applicable to Term Facility Loans and Revolving Facility Loans will be one Month (or such other period agreed between the Ultimate Parent and the Lender).

(b)           An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

(c)           Each Interest Period for a Term Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(d)           A Revolving Facility Loan has one Interest Period only.

(e)           The first Interest Period in respect of the Term Loan shall end on the last Business Day of the month in which it is drawn.

11.2         Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.3         Highest Lawful Rate

Notwithstanding any other provision herein, in no event shall the rate of interest payable by any Borrower with respect to any Loan exceed the Highest Lawful Rate.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12.           TAX GROSS UP AND INDEMNITIES

12.1         Definitions

(a)           In this Agreement:

“Protected Party” means the Lender, if the Lender is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means:

(i)            the Lender, being the entity which is beneficially entitled to interest payable in respect of an advance under a Finance Document and is:

(A)          (1)           a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document; or

(2)           in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made,

and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance;

(B)           (1)           a company resident in the United Kingdom for United Kingdom tax purposes;

(2)           a partnership each member of which is:

(a)           a company so resident in the United Kingdom; or

(b)           a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 11(2) of the

Taxes Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the Taxes Act;

(3)           a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 11(2) of the Taxes Act) of that company; or

(C)           a Treaty Lender; or

(ii)           a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Finance Document.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(i)            a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)           a partnership each member of which is:

(1)           a company so resident in the United Kingdom; or

(2)           a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 11(2) of the Taxes Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the Taxes Act; or

(iii)          a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 11(2) of the Taxes Act) of that company.

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means either the increase in a payment made by an Obligor to the Lender under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

“Treaty Lender” means a Lender which is treated as a resident of a Treaty State for the purposes of the Treaty.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the jurisdiction of the Borrower making a payment of interest which makes provision  for full or partial exemption from or reduction in tax imposed by the jurisdiction of such Borrower on interest.

“UK Non-Bank Lender” means:

(a)           where a Lender becomes a Party on the day on which this Agreement is entered into, a Lender listed in Part II of Schedule 1 (The Original Parties); and

(b)           where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Assignment Agreement or Transfer Certificate which it executes on becoming a Party.

Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2         Tax gross-up

(a)           Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)           Save as already disclosed to the Lender or its solicitors, Kirkland & Ellis International LLP, prior to the First Restatement Date, the Ultimate Parent shall promptly upon becoming aware that an Obligor must make a Tax Deduction or that there is any change in the rate or the basis of a Tax Deduction after the date of this Agreement notify the Lender accordingly.  Similarly, the Lender shall notify the Ultimate Parent on becoming so aware in respect of a payment payable to that Lender.

(c)           If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)           A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom or the jurisdiction of incorporation of the relevant Borrower, if on the date on which the payment falls due:

(i)            the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)           the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender and:

(A)          an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA (as that provision had effect on the date on which the relevant Lender became a Party) which relates to the payment and that Lender has received from the Obligor making the payment or from the Company a certified copy of that Direction; and

(B)           the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)          the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender and:

(A)          the relevant Lender has not given a Tax Confirmation to the Company; and

(B)           the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Company, on the basis that the Tax Confirmation would have enabled the Company to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv)          the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below.

(e)           If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)            Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Lender a valid original certificate of deduction of tax or other evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)           A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(h)           A UK Non-Bank Lender shall promptly notify the Ultimate Parent and the Lender if there is any change in the position from that set out in the Tax Confirmation.

12.3         Tax indemnity

(a)           The Ultimate Parent shall (within three Business Days of demand by the Lender) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)           Paragraph (a) above shall not apply:

(i)            with respect to any Tax assessed on the Lender:

(A)          under the law of the jurisdiction in which the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is treated as resident for tax purposes; or

(B)           under the law of the jurisdiction in which the Lender’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Lender; or

(ii)           to the extent a loss, liability or cost:

(A)          is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

(B)           would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 12.2 (Tax gross-up) applied.

(c)           A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Lender of the event which will give, or has given, rise to the claim, following which the Lender shall notify the Ultimate Parent.

(d)           A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Lender.

12.4         Tax Credit

If an Obligor makes a Tax Payment and the Lender determines that:

(a)           a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and

(b)           the Lender has obtained, utilised and retained that Tax Credit,

the Lender shall pay an amount to the Obligor which the Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5         Lender Status Confirmation

Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate or Assignment Agreement which it executes on becoming a Party, and for the benefit of the Lender and without liability to any Obligor, which of the following categories it falls in:

(a)           not a Qualifying Lender;

(b)           a Qualifying Lender (other than a Treaty Lender); or

(c)           a Treaty Lender.

If a New Lender fails to indicate its status in accordance with this Clause 12.5 then such New Lender shall be treated for the purposes of this Agreement as if it is not a Qualifying Lender until such time as it notifies the Lender which category applies (and the Lender, upon receipt of such notification, shall inform the Ultimate Parent).  For the avoidance of doubt, a Transfer Certificate or Assignment Agreement shall not be invalidated by any failure of a Lender to comply with this Clause 12.5.

12.6         Stamp taxes

The Ultimate Parent shall pay and, within three Business Days of demand, indemnify each Secured Party and Arranger against any cost, loss or liability that Secured Party or Arranger incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.7         Value added tax

(a)           All consideration expressed to be payable under a Finance Document by any Party to the Lender shall be deemed to be exclusive of any VAT.  Subject to paragraph (b) below, if  VAT is chargeable on any supply made by the Lender to any Party in connection with a Finance Document, that Party shall pay to the Lender (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT and the Lender shall promptly provide a valid VAT invoice to such party.

(b)           If VAT is chargeable on any supply made by the Lender (the “Supplier”) to any other party (the “Recipient”) in connection with a Finance Document, and any Party is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier, such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT for which the Supplier reasonably determines that it is not entitled to credit or repayment.

(c)           Where a Finance Document requires any Party to reimburse the Lender for any costs or expenses, that Party shall also at the same time pay and indemnify the Lender against all VAT incurred by the Lender in respect of the costs or expenses to the extent that the Lender reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the VAT.

13.           OTHER INDEMNITIES

13.1         Currency indemnity

(a)           If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)            making or filing a claim or proof against that Obligor; or

(ii)           obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)           Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

13.2         Other indemnities

(a)           The Ultimate Parent shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify the Lender against any cost, loss or liability incurred by it as a result of:

(i)            the occurrence of any Event of Default;

(ii)           a failure by an Obligor to pay any amount due under a Finance Document on its due date;

(iii)          funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Lender alone);

(iv)          a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Ultimate Parent.

(b)           The Ultimate Parent shall promptly indemnify the Lender against any cost, loss or liability incurred by the Lender (acting reasonably) as a result of:

(i)            investigating any event which it reasonably believes is a Default; or

(ii)           acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

(c)           Each Obligor shall promptly indemnify the Lender and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)            the taking, holding, protection or enforcement of the Transaction Security,

(ii)           the exercise of any of the rights, powers, discretions and remedies vested in the Lender and each Receiver and Delegate by the Finance Documents or by law; or

(iii)          any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

14.           MITIGATION BY THE LENDERS

14.1         Mitigation

(a)           The Lender shall, in consultation with the Ultimate Parent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)           Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

14.2         Limitation of liability

(a)           The Ultimate Parent shall promptly indemnify the Lender for all costs and expenses reasonably incurred by the Lender as a result of steps taken by it under Clause 14.1 (Mitigation).

(b)           The Lender is not obliged to take any steps under Clause 14.1 (Mitigation) if, in the opinion of the Lender (acting reasonably), to do so might be prejudicial to it.

15.           COSTS AND EXPENSES

15.1         Transaction expenses

The Parent shall (in the case of paragraph (a) below and Finance Documents entered into on or before the First Restatement Date) and the Ultimate Parent shall (in the case of Finance Documents entered into after the First Restatement Date) promptly on demand pay the Lender the amount of all costs and expenses (including legal fees) reasonably and properly incurred by it and by any Receiver or Delegate in connection with the negotiation, preparation, printing, execution and perfection of:

(a)           this Agreement and any other documents referred to in this Agreement and the Transaction Security up to a maximum aggregate amount of $250,000 (or the equivalent in other currencies); and

(b)           any other Finance Documents executed after the date of this Agreement.

15.2         Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 24.7 (Change of currency), the Ultimate Parent shall, within three Business Days of demand, reimburse the Lender for the amount of all costs and expenses (including legal fees) reasonably and properly incurred by the Lender or by any Receiver or Delegate in responding to, evaluating, negotiating or complying with that request or requirement.

15.3         Lender’s ongoing costs

(a)           In the event of (i) a Default or (ii) the Lender (acting reasonably) considering it necessary or expedient or (iii) the Lender being requested by an Obligor to undertake duties which the Lender and the Ultimate Parent agree to be of an exceptional nature and/or outside the scope of the normal duties of the Lender under the Finance Documents, the Ultimate Parent shall pay to the Lender any additional remuneration that may be agreed between them.

(b)           If the Lender and the Ultimate Parent fail to agree upon the nature of the duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Lender and approved by the Ultimate Parent or, failing approval, nominated (on the application of the Lender) by the

President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Ultimate Parent) and the determination of any investment  bank shall be final and binding upon the parties to this Agreement.

15.4         Enforcement and preservation costs

The Ultimate Parent shall, within three Business Days of demand, pay to the Lender the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Lender as a consequence of taking or holding the Transaction Security or enforcing these rights.

SECTION 7

GUARANTEE

16.           GUARANTEE AND INDEMNITY

16.1         Guarantee and indemnity

Subject to Clauses 16.11 (Guarantee limitations) to Clause 16.12 (US guarantee limitation), each Guarantor irrevocably and unconditionally jointly and severally:

(a)           guarantees as primary obligor and not merely as surety to the Lender, punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents;

(b)           undertakes with the Lender that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)           agrees with the Lender that if, for any reason, any amount claimed by the Lender under this Clause 16 is not recoverable on the basis of a guarantee, it will be liable as a principal debtor and primary obligor to indemnify the Lender against any cost, loss or liability it incurs as a result of an Obligor not paying any amount expressed to be payable by it under any Finance Document on the date when it is expressed to be due.  The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 16 if the amount claimed had been recoverable on the basis of a guarantee.

16.2         Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part or any increase of the Commitments, and this guarantee constitutes a guarantee of payment and not of collection.

16.3         Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by the Lender in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each

Guarantor under this Clause 16 will continue or be reinstated as if the discharge , release or arrangement had not occurred.

16.4         Waiver of defences

The obligations of each Guarantor under this Clause 16 will not be affected by an act, omission, matter or thing which, but for this Clause 16, would reduce, release or prejudice any of its obligations under this Clause 16 (without limitation and whether or not known to it or the Lender) including:

(a)           any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)           the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)           the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)           any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)           any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature) or replacement of a Finance Document or any other document or security;

(f)            any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)           any insolvency or similar proceedings.

16.5         Guarantor Intent

Without prejudice to the generality of Clause 16.4 (Waiver of Defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature;

increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

16.6         Immediate recourse

Each Guarantor waives any right it may have of first requiring the Lender to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 16.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

16.7         Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, the Lender may:

(a)           refrain from applying or enforcing any other moneys, security or rights held or received by the Lender in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)           hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 16.

16.8         Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Lender otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 16:

(a)           to be indemnified by an Obligor;

(b)           to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)           to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Finance

Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by the Lender;

(d)           to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 16.1 (Guarantee and Indemnity);

(e)           to exercise any right of set-off against any Obligor; and/or

(f)            to claim or prove as a creditor of any Obligor in competition with the Lender.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Lender by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Lender and shall promptly pay or transfer the same to the Lender for application in accordance with Clause 24 (Payment mechanics).

16.9         Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)           that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)           each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

16.10       Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Lender.

16.11       Guarantee Limitations

This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of section 151 of the Companies Act 1985 or any equivalent and applicable provisions under the laws of the jurisdiction of incorporation of the relevant Guarantor and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Deed applicable to such Additional Guarantor.

16.12       US Guarantee Limitations

(a)           Each US Guarantor acknowledges that it will receive valuable direct or indirect benefits as a result of the transactions financed by the Finance Documents.

(b)           Each US Guarantor represents, warrants and agrees that:

(i)  the aggregate amount of its debts and liabilities, subordinated, contingent or otherwise (including its obligations under the Finance Documents as limited by paragraph (c) below), is not greater than the aggregate value (being the lesser of fair valuation and present fair saleable value) of its assets;

(ii)  its capital is not unreasonably small to carry on its business as it is being conducted;

(iii)  it has not incurred and does not intend to incur debts beyond its ability to pay as they mature; and

(iv)  it has not made a transfer or incurred any obligation under any Finance Document with the intent to hinder, delay or defraud any of its present or future creditors.

(c)           Notwithstanding anything to the contrary contained herein or in any other Finance Document, the Lender agrees that the maximum liability of each US Guarantor under Clause 16 (Guarantee and indemnity) shall in no event exceed an amount equal to the greatest amount that would not render such US Guarantor’s obligations hereunder and under the other Finance Documents subject to avoidance under US Bankruptcy Law or to being set aside, avoided or annulled under any Fraudulent Transfer Law, in each case after giving effect (i) to all other liabilities of such US Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Law (specifically excluding, however, any liabilities of such US Guarantor in respect of intercompany indebtedness to any Borrower to the extent that such Financial Indebtedness would be discharged in an amount equal to the amount paid by such US Guarantor hereunder) and (ii) to the value as assets of such US Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Law) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such US Guarantor pursuant to (A) applicable law, or (B) any other agreement providing for an equitable allocation among such US Guarantor and the Borrowers and other Guarantors of obligations arising under this Agreement or other guarantees of such obligations by such parties.

16.13       Jersey Guarantor Provisions

Each Guarantor irrevocably and unconditionally abandons and waives any right which it may have at any time under the existing or future laws of Jersey:

(a)           whether by virtue of the droit de discussion or otherwise to require that recourse be had by any Lender to the assets of any other Guarantor or any other person before any claim is enforced against that Guarantor in respect of the obligations assumed by it under any of the Finance Documents or any other document;

(b)           whether by virtue of the droit de division or otherwise to require that any liability under any of the Finance Documents or any other document be divided or apportioned with any other Guarantor or any other person or reduced in any manner whatsoever; and

(c)           to require that any other Guarantor and/or any other person be joined in, or otherwise made a party to, any proceedings brought against it in respect of its obligations under this Agreement, any other Finance Document or any other document, and each Guarantor irrevocably agrees to be bound by its obligations under this Agreement irrespective of whether or not the formalities required by the existing or future laws of Jersey relating to the rights or obligations of sureties shall or shall not have been complied with or observed.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

17.           REPRESENTATIONS

17.1         General

Each Obligor makes the representations and warranties set out in this Clause 17 to the Lender.

17.2         Status

(a)           It is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation, other than Velti US Holdings, Inc. and AdInfuse, Inc which are each corporations, duly incorporated and validly existing under the law of their jurisdiction of incorporation and Velti SA which is a société anonyme.

(b)           It has the power to own its assets and carry on its business as it is being conducted.

17.3         Binding obligations

Subject to the Legal Reservations:

(a)           the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)           (without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

17.4         Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security  pursuant to the Agreed Security Principles does not and will not conflict with:

(a)           any law or regulation or rule applicable to it;

(b)           the constitutional documents of any member of the Group; or

(c)           any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument where such breach or default would be reasonably likely to have a Material Adverse Effect.

17.5         Power and authority

(a)           It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

(b)           No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

17.6         Validity and admissibility in evidence

(a)           All Authorisations including but not limited to any shareholder authorisations required:

(i)            to enable it lawfully to enter into, deliver, exercise its rights, perform and comply with its obligations in the Finance Documents to which it is a party; and

(ii)           to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect except any Authorisation referred to in paragraph (b) of Clause 17.9 (No filing or stamp taxes).

(b)           All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect if failure to obtain or to effect those Authorisations would be reasonably likely to have a Material Adverse Effect.

17.7         Governing law and enforcement

(a)           Save to the extent qualified in any legal opinion delivered to the Lender pursuant to Schedule 2 (Conditions Precedent) and subject to the Legal Reservations, the choice of governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdictions.

(b)           Save to the extent qualified in any legal opinion delivered to the Lender pursuant to Schedule 2 (Conditions Precedent) and subject to the Legal Reservations, any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions except to the extent that any Finance Document which is governed by the law of one jurisdiction purports to create security over an asset of an Obligor which is situate in another jurisdiction.

17.8         Insolvency

No:

(a)           corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 21.7 (Insolvency proceedings); or

(b)           creditors’ process described in Clause 21.8 (Creditors’ process),

has been taken or, to the knowledge of the Ultimate Parent, threatened in relation to an Obligor and none of the circumstances described in Clause 21.6 (Insolvency) applies to an Obligor.

17.9         No filing or stamp taxes

Under the laws of its Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except (where relevant):

(a)           registration of particulars of Transaction Security at the Companies Registration Office in England and Wales under section 395 of the Companies Act 1985 (or equivalent under Companies Act 2006) and payment of associated fees;

(b)           registration of particulars of Transaction Security at the Trade Marks Registry at the Patent Office in England and Wales and payment of associated fees;

(c)           registration of particulars of Transaction Security with the appropriate state office of the state where the entity which is the grantor of the Security is incorporated or organised and payment of associated fees;

(d)           registration of particulars of United States copyrights which comprise Transaction Security at the United States Copyright Office and payment of associated fees; and

(e)           registering of particulars of United States patents and trademarks which comprise Transaction Security at the United States Patent and Trademark Office and payment of associated fees;

(f)            registration of particulars, filings, announcements or other notifications in respect of Transaction Security and/ or Finance Documents at the Registrar of Companies in Cyprus and payment of associated fees and taxes;

(g)           registration of particulars, filings, announcements or other notifications in respect of Transaction Security and/ or Finance Documents in Greece and payment of associated fees and taxes;

(h)           registration of particulars, filings, announcements or other notifications in respect of Transaction Security and/ or Finance Documents in Jersey and/or Ireland and payment of associated fees and taxes, which registrations, filings, taxes and fees will be made and paid by the Lender promptly after the date of the relevant Finance Document (other than those referred to in paragraphs (b) to (h) inclusive) (such taxes and fees to be reimbursed promptly by the Ultimate Parent).

17.10       Deduction of Tax

Save in respect of any Tax Deduction (as defined in Clause 12.1 (Definitions)), it is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to the Lender.

17.11       No default

(a)           No Event of Default and, on the date of this Agreement, no Default is continuing or is reasonably likely to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)           No other event or circumstance is outstanding which constitutes a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

17.12       No misleading information

Save as disclosed in writing to the Lender prior to the date of this Agreement:

(a)           all written factual material information provided to the Lender by or on behalf of the Parent  in connection with the Group on or before the date of this Agreement and not superseded before that date is accurate and not misleading in any material respect and all projections provided to the Lender on or before the date of this Agreement have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied; and

(b)           all other written factual information provided by any member of the Group (including its advisers) to the Lender was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect.

17.13       Original Financial Statements

(a)           Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied unless expressly disclosed to the Lender in writing to the contrary.

(b)           Its unaudited consolidated Original Financial Statements fairly represent its financial condition and results of operations for the relevant period unless expressly disclosed to the Lender in writing to the contrary prior to the date of this Agreement.

(c)           Its Original Financial Statements give a true and fair view of its financial condition and results of operations during the relevant financial year.

(d)           [Intentionally left blank]

(e)           Save to the extent required by IFRS and specifically disclosed to the Lender, the Original Financial Statements of the Parent do not consolidate the results, assets or liabilities of any person or business which does not form part of the Group.

(f)            Its most recent financial statements delivered pursuant to Clause 18.1 (Financial Statements):

(i)            have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements; and

(ii)           give a true and fair view of (if audited) or fairly present (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

(g)           The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

17.14       No proceedings pending or threatened

No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any of its Subsidiaries.

17.15       No breach of laws

It has not (and none of its Subsidiaries has) breached any law or regulation provided that (i) the matters disclosed to the Lender either in writing prior to the date of this Agreement or verbally to Phokion Potamianos on 14 May 2009 and (ii) the failure by the Ultimate Parent to file certain special resolutions of its shareholders changing its name to Velti Plc with the Jersey Registrar of Companies within the 21 day period required under Jersey law shall not constitute a breach of this representation and (iii) the failure by the Ultimate Parent to file with the Jersey Registrar of Companies within the 21 day period required by Jersey law, special resolutions of its shareholders passed on 14 September 2009 for the purposes of, inter alia, changing the Ultimate Parent’s name to Velti PLC, adopting new memorandum and articles of association of the Ultimate Parent, appointing additional directors of the Ultimate Parent and approving buybacks of shares in the Ultimate Parent.

17.16       Taxation

(a)           It is not materially overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax of €500,000 (or its equivalent in any other currency) or more.

(b)           No claims or investigations are being, or are reasonably likely to be, made or conducted against it with respect to Taxes such that a liability of, or claim of, €500,000 (or its equivalent in any other currency) or more is reasonably likely to arise.

(c)           Other than any Obligor which is incorporated in the United States, it is resident for Tax purposes only in the jurisdiction of its incorporation.

17.17       Security and Financial Indebtedness

(a)           No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement.

(b)           No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

17.18       Ranking

Subject to the Legal Reservations, the Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security, save to the extent that such other Security may be permitted in accordance with the terms of this Agreement and provided that no representation is made as to the ranking between themselves of the Structural Intra Group Documents and the Finance Documents.

17.19       Good title to assets

It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

17.20       Legal and beneficial ownership

It and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security and those assets are free from any claims, third party rights or competing interests other than Permitted Security permitted under Clause 20.10 (Negative Pledge).

17.21       Shares

Except as set out below in respect of the Parent the shares of any member of the Group which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights and the constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security. Except as set out below in respect of the Parent, there are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any member of the Group (other than the Ultimate Parent) (including any option or right of pre-emption or conversion) save in each case for any rights granted by the Parent pursuant to (i) the Velti Plc Share Incentive Plan adopted by the Parent on 26 April 2006, (ii) the Velti Plc JV/NCA Share Incentive Plan adopted by Parent on 6 July 2007 and (iii) the Velti Plc 2009 Share Incentive Plan adopted by the Parent on 15 July 2009.

17.22       Intellectual Property

It:

(a)           is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted;

(b)           does not, in carrying on its businesses, infringe any Intellectual Property of any third party in any respect which has or is reasonably likely to have a Material Adverse Effect; and

(c)           has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it which is material in the context of its business.

17.23       Group Structure Chart

The Group Structure Chart delivered to the Lender pursuant to Part I of Schedule 2 (Conditions Precedent) is true, complete and accurate in all material respects.

17.24       Obligors

(a)           The companies listed in Schedule 1 and each Material Company incorporated in any other jurisdiction is or will be an Obligor on the date of this Agreement.

(b)           The aggregate gross assets, the aggregate net assets and the aggregate turnover of the Guarantors and Velti SA on the date of this Agreement (calculated on an unconsolidated basis and excluding all intra-Group items and investments in Subsidiaries of any member of the Group) is equal to or greater than 90% of the consolidated gross assets, net assets or turnover of the Group.

17.25       Accounting reference date

The Accounting Reference Date of each Obligor is 31 December.

17.26       Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), the Ultimate Parent’s centre of main interest (as that term is used in Article 3(1) of the Regulation) shall not change from what it is on the First Restatement Date and it has no “establishment” (as that term is used in Article 2(h) of the Regulations) in any other jurisdiction.

17.27       No adverse consequences

(a)           It is not necessary under the laws of its Relevant Jurisdictions:

(i)            in order to enable the Lender to enforce its rights under any Finance Document; or

(ii)           by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that the Lender should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

(b)           The Lender is not or will not be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.

17.28       Times when representations made

(a)           All the representations and warranties in this Clause 17 are made by each Original Obligor on the date of this Agreement.

(b)           The Repeating Representations are deemed to be made by each Obligor on the date of each Utilisation Request, on each Utilisation Date and on the first day of each Interest Period (except that those contained in paragraphs (a) - (e) of Clause 17.13 (Original Financial Statements) will cease to be so made once subsequent financial statements have been delivered under this Agreement).

(c)           All the representations and warranties in this Clause 17 except Clause 17.12 (No misleading information) and Clause 17.23 (Group Structure Chart) are deemed to be made by each Additional Obligor on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor.

(d)           Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

17.29       Anti-Terrorism Laws

Neither any US Obligor nor, to its knowledge, any of the Subsidiaries of any US Obligor:

(a)           is in violation of any Anti-Terrorism Law;

(b)           is a Designated Person; or

(c)           deals in any property or interest in property blocked pursuant to any Anti-Terrorism Law.

17.30       US Regulation

No US Obligor:

(a)           is a “public utility” within the meaning of, or subject to regulation under, the United States Federal Power Act of 1920 (16 USC §§791 et seq.).

(b)           is an “investment company” or a company “controlled” by an “investment company” within the meaning of the United States Investment Company Act of 1940 (15 USC. §§ 80a-1 et seq.) or subject to regulation under any United States federal or state law or regulation that limits its ability to incur or guarantee indebtedness.

(c)           is engaged principally, or as one of its important activities, in the business of owning or extending credit for the purpose of purchasing or carrying any Margin Stock.

(d)           has made an “unlawful payment” within the meaning of, and is not in any other way in violation of,  the Foreign Corrupt Practices Act (15 USC. §§ 78dd-1 et seq.) or any similar laws.

17.31       Margin Regulations

(a)           No US Obligor is engaged principally, or as one of its important activities, in the business of owning or extending credit for the purpose of purchasing or carrying any Margin Stock.

(b)           The proceeds of the Loans will not be used by any US Obligor, directly or indirectly, in whole or in part, for “purchasing” or “carrying” Margin Stock in contravention of Regulation U or Regulation X.

(c)           No Obligor, and no agent acting on any Obligor’s behalf, has taken or will take any action which might cause a violation of Regulation T, U or X.

17.32       Employee Benefit Plans

(a)           No US Obligor or other member of the Controlled Group has any unfunded liabilities in respect of any Employee Plan except to the extent that it does not, or would not have a Material Adverse Effect.

(b)           No Multiemployer Plan is in reorganisation or insolvent except to the extent that it does not have a Material Adverse Effect.

18.           INFORMATION UNDERTAKINGS

The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

In this Clause 18:

“Annual Financial Statements” means the financial statements for a Financial Year delivered pursuant to paragraph (a) of Clause 18.1 (Financial statements).

“Quarterly Financial Statements” means the financial statements delivered pursuant to paragraph (b) of Clause 18.1 (Financial statements).

18.1         Financial statements

The Ultimate Parent shall supply to the Lender:

(a)           as soon as they are available, but in any event within 120 days after the end of each of its Financial Years:

(i)            its audited consolidated financial statements for that Financial Year;

(ii)           the financial statements of each Obligor for that Financial Year (which shall be audited where such audit is required by the law of the Relevant Jurisdiction); and

(iii)          the financial statements of any other Subsidiary for that Financial Year if requested by the Lender (which shall be audited where such audit is required by the law of the Relevant Jurisdiction);

(b)           as soon as they are available, but in any event within 45 days after the end of each Financial Quarter of each of its Financial Years its consolidated financial statements for that Financial Quarter.

18.2         Provision and contents of Compliance Certificate

(a)           The Ultimate Parent shall supply a Compliance Certificate to the Lender with each set of its audited consolidated Annual Financial Statements and each set of its consolidated Quarterly Financial Statements and monthly in respect of the Security Covenant.

(b)           The Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with Clause 19 (Financial Covenants).

(c)           Each Compliance Certificate shall be signed by two directors of the Ultimate Parent.

18.3         Requirements as to financial statements

(a)             The Ultimate Parent shall procure that each set of Annual Financial Statements and Quarterly Financial Statements includes a balance sheet, profit and loss account and cashflow statement.  In addition the Ultimate Parent shall procure that:

(i)            each set of Annual Financial Statements shall be audited by the Auditors;

(ii)           each set of Quarterly Financial Statements includes a cashflow forecast in respect of the Group relating to the 12 month period commencing at the end of the relevant Financial Quarter.

(b)             Each set of financial statements delivered pursuant to Clause 18.1 (Financial statements):

(i)            shall be certified by a director of the relevant company as giving a true and fair view of (in the case of Annual Financial Statements for any Financial Year), or fairly representing (in other cases), its financial condition and operations as at the date as at which those financial statements were drawn up and, in the case of the Annual Financial Statements, where relevant shall be accompanied by any letter addressed to the management of the relevant company by the Auditors and accompanying those Annual Financial Statements;

(ii)           in the case of consolidated financial statements of the Group, shall be accompanied by a statement by the directors of the Ultimate Parent comparing actual performance for the period to which the financial statements relate to:

(A)          the projected performance for that period set out in the Budget; and

(B)           the actual performance for the corresponding period in the preceding Financial Year of the Group.

(c)           If the Lender wishes to discuss the financial position of any member of the Group with the Auditors, the Lender may notify the Ultimate Parent, stating the questions or issues which the Lender wishes to discuss with the Auditors.  In this event, the Ultimate Parent must ensure that the Auditors are authorised (at the expense of the Ultimate Parent):

(i)            to discuss the financial position of each member of the Group with the Lender on request from the Lender; and

(ii)           to disclose to the Lender any information which the Lender may reasonably request.

18.4         Budget

(a)           The Ultimate Parent shall supply to the Lender, as soon as the same become available but in any event within 30 days before the start of each of its Financial Years, an annual Budget for that financial year.

(b)           The Ultimate Parent shall ensure that each Budget:

(i)            is in the form, or in a form that is substantially the same as the form, set out in Schedule 9 or such form as may be agreed between the Lender and Ultimate Parent but in the event of the Lender and the Ultimate Parent not being able to agree on a form, the form required by the Lender acting reasonably, and includes a projected consolidated profit and loss, balance sheet and cashflow statement for the Group, projected financial covenant calculations;

(ii)           is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under Clause 18.1 (Financial statements); and

(iii)          has been approved by the board of directors of the Ultimate Parent.

(c)           If the Company updates or changes the Budget, it shall within not more than ten Business Days of the update or change being made deliver to the Lender, such updated or changed Budget together with a written explanation of the main changes in that Budget.

18.5         Year-end

The Ultimate Parent shall not change its Accounting Reference Date without the consent of the Lender (such consent not to be unreasonably withheld or delayed)

and shall procure that each Financial Year-end of each Obligor falls on 31 December or such other date agreed with the Lender from time to time.

18.6         Information: miscellaneous

The Ultimate Parent shall supply to the Lender:

(a)           at the same time as they are dispatched, copies of all documents dispatched by the Ultimate Parent to its shareholders generally (or any class of them) or dispatched by the Ultimate Parent or any Obligors to its creditors generally (or any class of them);

(b)           with each set of audited consolidated financial statements delivered pursuant to Clause 18.1(a)(i) (Financial statements), and with each set of Quarterly Financial Statements a certificate signed by a director of the Ultimate Parent confirming the identity of the Material Companies as at the date to which those financial statements were drawn up and setting out (in reasonable detail) calculations in respect of the matters set out in paragraph (c)(ii) of the definition of Material Company and confirming that the aggregate gross assets, aggregate net assets and aggregate turnover of the Guarantors and Velti SA (calculated on an unconsolidated basis and excluding all intra-Group items and investments in Subsidiaries of any member of the Group) as at the date to which the financial statements were drawn exceeded 90% of the consolidated gross assets, net assets and turnover of the Group;

(c)           promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect;

(d)           promptly, such information as the Lender may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents; and

(e)           promptly on request, such further information regarding the financial condition, assets and operations of the Group and/or any member of the Group (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Obligor under this Agreement, any changes to management of the Group including, without prejudice to the generality of the foregoing, Senior Management and an up to date copy of its Shareholders’ register (or equivalent in its jurisdiction of incorporation)) as the Lender may reasonably request.

18.7         Notification of default

(a)           Each Obligor shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)           Promptly upon a request by the Lender, the Ultimate Parent shall supply to the Lender a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

18.8         ERISA

(a)           Promptly upon a request by the Lender, the Ultimate Parent shall deliver to the Lender copies of Schedule B (Actuarial Information) to the Annual Report (IRS Form 5500 Series) with respect to each Employee Plan;

(b)           Within seven days after it or any ERISA Affiliate becomes aware that any ERISA Event has occurred or, in the case of any ERISA Event which requires advance notice under Section 4043(b)(3) of ERISA, will occur, deliver to the Lender a statement signed by a director or other authorized signatory of an Obligor or ERISA Affiliate describing that ERISA Event and the action, if any, taken or proposed to be taken with respect to that ERISA Event;

(c)           Within seven days after receipt by it or any ERISA Affiliate or any administrator of an Employee Plan, deliver to the Lender copies of each notice from the PBGC stating its intention to terminate any Employee Plan or to have a trustee appointed to administer any Employee Plan; and

(d)           Within seven days after becoming aware of any event or circumstance which might constitute grounds for the termination of (or the appointment of a trustee to administer) any Employee Plan or Multiemployer Plan, provide an explanation of that event or circumstance by a director of the Obligor or ERISA Affiliate affected by that event or circumstance.

19.           FINANCIAL COVENANTS

19.1         Financial definitions

In this Agreement:

“Adjusted EBITDA” means EBITDA minus capitalised product development costs for the Relevant Period.

“Borrowings” means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any indebtedness of members of the Group for or in respect of:

(a)           moneys borrowed and debit balances at banks or other financial institutions;

(b)           any acceptances under any acceptance credit or bill discount facility (or dematerialised equivalent);

(c)           any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)           any Finance Lease;

(e)           receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirements for de-recognition under the Accounting Principles);

(f)            any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(g)           any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Termination Date in respect of the Term Facility or are otherwise classified as borrowings under the Accounting Principles;

(h)           any amount of any liability under an advance or deferred purchase agreement if (i) one of the reasons behind the entry into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 30 days after the date of supply;

(i)            any amount raised under any other transaction (including any forward sale or purchase agreement, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(j)            (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

“Business Acquisition” means the acquisition of a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company.

“Capital Expenditure” means any expenditure or obligation in respect of expenditure which, in accordance with the Accounting Principles, is treated as capital expenditure (and including the capital element of any expenditure or obligation incurred in connection with a Finance Lease).

“Cashflow” means, in respect of any Relevant Period, EBITDA for that Relevant Period after:

(a)           adding the amount of any decrease (and deducting the amount of any increase) in Working Capital for that Relevant Period;

(b)           adding the amount of any cash receipts during that Relevant Period in respect of any Tax rebates or credits and deducting the amount actually paid or due and payable in respect of Taxes during that Relevant Period by any member of the Group;

(c)           adding (to the extent not already taken into account in determining EBITDA) the amount of any dividends or other profit distributions received in cash by any member of the Group during that Relevant Period from any entity which is itself not a member of the Group and deducting (to the extent not already deducted in determining EBITDA) the amount of any dividends paid in cash during the Relevant Period to minority shareholders in members of the Group;

(d)           adding the amount of any cash paid to a member of the Group in the Relevant Period that represents repayment of any loan made to a Joint Venture;

(e)           deducting any amount attributable to the appreciation of fixed assets,

(f)            deducting any inteterest payable under any Financial Indebtedness or borrowings other than incurred under this Agreement;

and so that no amount shall be added (or deducted) more than once.

“Cashflow Cover” means the ratio of Cashflow to Debt Service in respect of any Relevant Period.

“Current Assets” means the aggregate (on a consolidated basis) of all inventory, work in progress, trade and other receivables of each member of the Group including prepayments in relation to operating items and sundry debtors (but excluding Cash and Cash Equivalent Investments) maturing within twelve months from the date of computation but excluding amounts in respect of:

(a)           receivables in relation to Tax (other than VAT);

(b)           Exceptional Items and other non-operating items;

(c)           insurance claims;

(d)           any interest owing to any member of the Group.

“Current Liabilities” means the aggregate (on a consolidated basis) of all liabilities (including trade creditors, accruals and provisions) of each member of the Group falling due within twelve months from the date of computation but excluding amounts in respect of:

(a)           liabilities for Borrowings and Finance Charges;

(b)           liabilities for Tax (other than VAT);

(c)           Exceptional Items and other non-operating items;

(d)           insurance claims; and

(e)           liabilities in relation to dividends declared but not paid by the Ultimate Parent or by a member of the Group in favour of a person which is not a member of the Group.

“Debt Service” means, in respect of any Relevant Period, the aggregate of:

(a)           Finance Charges for that Relevant Period;

(b)           the aggregate of all scheduled or mandatory repayments of Borrowings falling due and any voluntary prepayments made during that Relevant Period  but excluding:

(i)            any amounts falling due under any overdraft or revolving facility and which were available for simultaneous redrawing according to the terms of that facility;

(ii)           any mandatory prepayment made pursuant to Clause 8.2 (Disposal and Insurance Proceeds);

(iii)          any such obligations owed to any member of the Group.

(c)           the amount of any cash dividends or distributions paid or made by the Ultimate Parent in respect of that Relevant Period; and

(d)           the amount of the capital element of any payments in respect of that Relevant Period payable under any Finance Lease entered into by any member of the Group,

and so that no amount shall be included more than once and excluding any payments due to Unicredit Bank/Bayerische Hypo-und Vereinsbank AG in respect of Financial Indebtedness comprised in the definition of Existing Debt.

“EBIT” means, in respect of any Relevant Period, the consolidated operating profit of the Group before taxation (including the results from discontinued operations):

(a)           before deducting any Finance Charges;

(b)           not including any accrued interest owing to any member of the Group;

(c)           before taking into account any Exceptional Items;

(d)           after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Group which is attributable to minority interests;

(e)           after deducting the amount of any profit of any Non-Group Entity to the extent that the amount of the profit included in the financial statements of the Group exceeds the amount actually received in cash by members of the Group through distributions by the Non-Group Entity;

(f)            before taking into account any unrealised gains or losses on any derivative instrument (other than any derivative instrument which is accounted for on a hedge accounting basis);

(g)           before taking into account any gain arising from an upward  revaluation of any other asset at any time after 31 December 2008;

(h)           excluding the charge to profit represented by the expensing of stock options;

(i)            before deducting any non-cash items (including but not limited to stock awards and options and non-cash foreign currency transaction losses);

(j)            adding any payments which represent consideration (whether deferred or otherwise) for any acquisition of a company, shares, securities or a business or undertaking which were made during such Relevant Period;

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation.

“EBITDA” means, in respect of any Relevant Period, EBIT for that Relevant Period after adding back any amount attributable to the amortisation or depreciation of assets of members of the Group.

“Exceptional Items” means any material items of an unusual or non-recurring nature which represent gains or losses including those arising on:

(a)           the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring;

(b)           disposals, revaluations or impairment of non-current assets; and

(c)           disposals of assets associated with discontinued operations, and provided that it is treated as such for the purposes of the Accounting Principals and is not in excess of €100,000 in any Financial Year.

“Finance Charges” means, for any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Borrowings other than Borrowings owed by a member of the Group to another whether paid, payable or capitalised by any member of the Group (calculated on a consolidated basis) in respect of that Relevant Period:

(a)           including the interest (but not the capital) element of payments in respect of Finance Leases;

(b)           if a Joint Venture is accounted for on a proportionate consolidation basis, after adding the Group’s share of the finance costs or interest receivable of the Joint Venture.

“Finance Lease” means any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease.

“Financial Quarter”  means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Group ending on or about 31 December in each year.

“Interest Cover” means the ratio of Adjusted EBITDA to Finance Charges in respect of any Relevant Period.

“Leverage” means, in respect of any Relevant Period, the ratio of Total Net Debt on the last day of that Relevant Period to Adjusted EBITDA in respect of that Relevant Period.

“Liquidity” means the aggregate of:

(a)           Cash plus an amount equal to the sums standing to the credit of any bank account of an Obligor incorporated in Greece; and

(b)           Existing Debt which as at the end of the Relevant Period falls due before one year from the end of such Relevant Period.

“Non-Group Entity” means any investment or entity (which is not itself a member of the Group (including associates and Joint Ventures)) in which any member of the Group has an ownership interest.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Relevant Period” means each period of twelve months ending on or about the last day of the Financial Year and each period of twelve months ending on or about the last day of each Financial Quarter.

“Relevant Proceeds” means Disposal Proceeds (as defined in Clause 8.2 (Disposal and Insurance Proceeds).

“Total Net Debt” means, at any time, the aggregate amount of all obligations of members of the Group for or in respect of Borrowings at that time but:

(c)           excluding  any such obligations to any other member of the Group;

(d)           including, in the case of Finance Leases only, their capitalised value; and

(e)           deducting the aggregate amount of Cash and Cash Equivalent Investments held by any Obligor at that time,

and so that no amount shall be included or excluded more than once.

“Unused Amount” has the meaning given to it in Clause 19.2 (Financial condition).

“Working Capital” means, on any date, Current Assets less Current Liabilities.

19.2         Financial condition

The Ultimate Parent shall ensure that:

(a)           Cashflow Cover:  Cashflow Cover in respect of any Relevant Period specified in column 1 below shall not be less than the ratio set out in column 2 below opposite that Relevant Period.

Column 1 Relevant Period	Column 2 Ratio

Relevant Period expiring 31 March 2010	(0.30):1.00

Relevant Period expiring 30 June 2010	0.30:1.00

Relevant Period expiring 30 September 2010	0.50:1.00

Relevant Period expiring 31 December 2010	0.75:1.00

Relevant Period expiring 31 March 2011	1.00:1.00

Relevant Period expiring 30 June 2011	1.10:1.00

(b)           Interest Cover:  Interest Cover in respect of any Relevant Period specified in column 1 below shall not be less than the ratio set out in column 2 below opposite that Relevant Period.

Column 1 Relevant Period	Column 2 Ratio

Relevant Period expiring 30 September 2009	3.00:1.00

Relevant Period expiring 31 December 2009	4.00:1.00

Relevant Period expiring 31 March 2010	4.00:1.00

Relevant Period expiring 30 June 2010	4.00:1.00

Relevant Period expiring 30 September 2010	4.00:1.00

Relevant Period expiring 31 December 2010	4.00:1.00

Relevant Period expiring 31 March 2011	4.00:1.00

Relevant Period expiring 30 June 2011	4.00:1.00

(c)           Leverage:  Leverage in respect of any Relevant Period specified in column 1 below shall not exceed the ratio set out in column 2 below opposite that Relevant Period.

Column 1 Relevant Period	Column 2 Ratio

Relevant Period expiring 30 September 2009	1.25:1.00

Relevant Period expiring 31 December 2009	1.00:1.00

Relevant Period expiring 31 March 2010	1.00:1.00

Relevant Period expiring 30 June 2010	1.00:1.00

Relevant Period expiring 30 September 2010	0.75:1.00

Relevant Period expiring 31 December 2010	0.75:1.00

Relevant Period expiring 31 March 2011	0.75:1.00

Relevant Period expiring 30 June 2011	0.75:1.00

(d)           Liquidity: The minimum Liquidity on the relevant Quarter Date specified in column 1 below shall not be less than the amount set out in column 2 below opposite that Quarter Date.

Column 1 Quarter Date	Column 2 Ratio

30 September 2009	€2,500,000 plus the amount to be paid in connection with the Existing Unicredit Debt within 60 days of the Quarter Date

31 December 2009	€2,500,000 plus the amount to be paid in connection with the Existing Unicredit Debt within 60 days of the Quarter Date

31 March 2010	€2,500,000 plus the amount to be paid in connection with the Existing Unicredit Debt within 60 days of the Quarter Date

30 June 2010	€2,500,000 plus the amount to be paid in connection with the Existing Unicredit Debt within 60 days of the Quarter Date

30 September 2010	€2,500,000 plus the amount to be paid in connection with the Existing Unicredit Debt within 60 days of the Quarter Date

31 December 2010	€2,500,000 plus the amount to be paid in connection with the Existing Unicredit Debt within 60 days of the Quarter Date

31 March 2011	€2,500,000 plus the amount to be paid in connection with the Existing Unicredit Debt within 60 days of the Quarter Date

30 June 2011	€2,500,000 plus the amount to be paid in connection with the Existing Unicredit Debt within 60 days of the Quarter Date

(e)           Security Covenant: The Receivables Ratio shall not at any time be less than 1.00:1.00.

19.3         Financial testing

The financial covenants set out in Clause 19.2 (Financial condition) shall be calculated in accordance with the Accounting Principles and tested by reference to each of the financial statements delivered pursuant to paragraphs (a)(i) and (b) of Clause 18.1 (Financial Statements) and/or each Compliance Certificate delivered pursuant to Clause 18.2 (Provision and contents of Compliance Certificate). Where a member of the Group is acquired or disposed of during any Relevant Period, the financial covenants set out in Clause 19.2 (Financial condition) shall be calculated in respect of the period, within such Relevant Period, during which such Group member was a member of the Group only.

20.           GENERAL UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

Authorisations and compliance with laws

20.1         Authorisations

Each Obligor shall promptly:

(a)           obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)           supply certified copies to the Lender of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)            enable it to perform its obligations under the Finance Documents;

(ii)           ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and

(iii)          carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

20.2         Compliance with laws

Each Obligor shall (and the Ultimate Parent shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

20.3         Taxation

(a)           Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)            such payment is being contested in good faith;

(ii)           adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Lender under Clause 18.1 (Financial statements); and

(iii)          such payment can be lawfully withheld.

(b)           No member of the Group may change its residence for Tax purposes.

Restrictions on business focus

20.4         Merger

Other than a Redomiciliation, no Obligor shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction.

20.5         Change of business

The Ultimate Parent shall procure that no substantial change is made to the general nature of the business of the Ultimate Parent, the Obligors or the Group taken as a whole from that carried on by the Group at the date of this Agreement.

20.6         Acquisitions

(a)           Subject to paragraph (b) below, no member of the Group shall:

(i)            acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)           incorporate a company.

(b)           An acquisition of a company, of shares, securities or a business or undertaking (or in each case, any interest in any of them) or the incorporation of a company is permitted provided that:

(i)            no Event of Default is continuing;

(ii)           save where the Lender has provided its written consent to the contrary (such consent not to be unreasonably withheld), the proposed target business or undertaking does not have any pensions liabilities in excess of €2,000,000, or environmental liabilities in excess of €2,000,000, or litigation liabilities in excess of €2,000,000 that have not been indemnified or insured against; and

(iii)          the proposed target company, business or undertaking is incorporated or established with limited liability, and does not carry on its principal business in a country or jurisdiction that is listed as being subject to sanctions or any form of similar restriction issued by the Office of Foreign Assets Control of The United States Department of the Treasury or any replacement or equivalent United States government office.

20.7         Joint ventures

(a)           Subject to paragraph (b) below, no member of the Group shall:

(i)            enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(ii)           transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

(b)           Any entry into, investment into and acquisition of (or agreement to acquire) any interest in a Joint Venture or transfer assets (or agreement to transfer assets) to a Joint Venture or loan made to or guarantee or indemnity or Security given in respect of the obligations of a Joint Venture or other action taken to mitigate the solvency of or to provide working capital to any Joint Venture (or any agreement to do any of the foregoing)  is permitted provided that:

(i)            no Event of Default is continuing;

(ii)           save where the Lender has provided its written consent to the contrary (such consent not to be unreasonably withheld), such Joint Venture does not have any pensions liabilities in excess of €2,000,000, or environmental liabilities in excess of €2,000,000, or litigation liabilities in excess of €2,000,000 that have not been indemnified or insured against; and

(iii)          that Joint Venture is incorporated or established, and does not carry on its principal business in a country or jurisdiction that is listed as being subject to sanctions or any form of similar restriction issued by the Office of Foreign Assets Control of The United States Department of the Treasury or any replacement or equivalent United States government office.

Restrictions on dealing with assets and Security

20.8         Preservation of assets

Each Obligor shall maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business.

20.9         Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of the Lender against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

20.10       Negative pledge

In this Clause 20.10, “Quasi-Security” means a transaction described in paragraph (b) below.

Except as permitted under paragraph (c) below:

(a)           No Obligor shall create or permit to subsist any Security over any of its assets.

(b)           No Obligor shall:

(i)            sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)           sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)          enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)          enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)           Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is:

(i)            Permitted Security; or

(ii)           a Permitted Transaction.

20.11       Disposals

(a)           Except as permitted under paragraph (b) below, no Obligor shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)           Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is a Permitted Disposal or a Permitted Transaction.

20.12       Arm’s length basis

(a)           Except as permitted by paragraph (b) below, no Obligor shall enter into any transaction with any person except on arm’s length terms and for full market value.

(b)           The following transactions shall not be a breach of this Clause 20.12:

(i)            intra-Group loans permitted under Clause 20.13 (Loans or credit);

(ii)           fees, costs and expenses payable under the Transaction Documents in the amounts set out in the Transaction Documents delivered to the Lender under Clause 4.1 (Initial conditions precedent) or agreed by the Lender; and

(iii)          any Permitted Transaction.

Restrictions on movement of cash - cash out

20.13       Loans or credit

(a)           Except as permitted under paragraph (b) below, no Obligor shall be a creditor in respect of any Financial Indebtedness.

(b)           Paragraph (a) above does not apply to:

(i)            a Permitted Loan; or

(ii)           a Permitted Transaction.

20.14       No Guarantees or indemnities

(a)           Except as permitted under paragraph (b) below, no Obligor shall incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)           Paragraph (a) does not apply to a guarantee which is:

(i)            a Permitted Guarantee; or

(ii)           a Permitted Transaction.

20.15       Dividends and share redemption

(a)           Except as permitted under paragraph (b) below, the Ultimate Parent shall not (and will ensure that no other member of the Group will):

(i)            declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)           repay or distribute any dividend or share premium reserve;

(iii)          pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders of the Ultimate Parent; or

(iv)          redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

(b)           Paragraph (a) above does not apply to:

(i)            a Permitted Distribution; or

(ii)           a Permitted Transaction (other than one referred to in paragraph (c) of the definition of that term).

Restrictions on movement of cash - cash in

20.16       Financial Indebtedness

(a)           Except as permitted under paragraph (b) below, no Obligor shall incur or allow to remain outstanding any Financial Indebtedness.

(b)           Paragraph (a) above does not apply to Financial Indebtedness which is:

(i)            Permitted Financial Indebtedness; or

(ii)           a Permitted Transaction.

Miscellaneous

20.17      Cash Management

The Ultimate Parent shall procure that if any Obligor incorporated in Greece and any Subsidiaries of Velti SA that are incorporated in Greece hold in aggregate on the date falling two Business Days following the end of each calendar month, cash or Cash Equivalent Investments in an amount greater than €5,000,000 (the amount of such excess being the “Cash Balance”), any such Cash Balance shall as soon as reasonably practicable be transferred by such member of the Group to a bank account that is subject to the Transaction Security of an Obligor (other than the Parent or Ultimate Parent).

20.18       Structural Intra-Group Documents

Neither the Parent, the Ultimate Parent nor Velti SA shall amend, vary, supplement, waive, prepay, cancel, release, forgive, set-off, alter or adjust the terms of the Structural Intra-Group Documents and the level of indebtedness or level of Security granted thereunder in any way whatsoever without the prior written consent of the Lender.

20.19       Release of AdInfuse Acquisition Security

The Ultimate Parent shall procure that the AdInfuse Acquisition Security shall be released as soon as reasonably practicable following repayment in full of the Velti US Loan Notes.

20.20       Insurance

(a)           Each Obligor shall maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

(b)           All insurances must be with reputable independent insurance companies or underwriters.

(c)           The Parent or the Ultimate Parent shall obtain and maintain each Key-man Policy and procure the renewal or replacement of each Key-man Policy prior to its expiry.

20.21       Access

The Ultimate Parent shall ensure that each member of the Group will permit the Lender and/or accountants or other professional advisers and contractors of the Lender free access at all reasonable times and on reasonable notice at the risk and cost of the Obligor or Ultimate Parent to (a) the premises, assets, books, accounts and records of each member of the Group and (b) meet and discuss matters with Senior Management.

20.22       Intellectual Property

Each Obligor shall:

(a)           preserve and maintain the subsistence and validity of the Intellectual Property necessary for its business;

(b)           to the extent reasonably prudent and in the interests of the relevant member of the Group, use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;

(c)           make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(d)           not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil its right to use such property; and

(e)           not discontinue the use of the Intellectual Property,

where failure to do so in the case of paragraphs (a) to (c) or, in the case of paragraphs (d) or (e) such use, permission to use, omission or discontinuation is reasonably likely to have a Material Adverse Effect.

20.23       Amendments

(a)           No Obligor shall amend, vary, novate, supplement, supersede, waive or terminate any term of its constitutional documents or enter into any agreement with any shareholders of the Ultimate Parent  or any of their Affiliates which is not a member of the Group except in writing:

(i)            prior to or on the date of this Agreement, with the prior written consent of the Lender; or

(ii)           after the date of this Agreement, in a way which could not be reasonably expected materially and adversely to affect the interests of the Lender.

(b)           The Ultimate Parent shall promptly supply to the Lender a copy of any document relating to any of the matters referred to in paragraphs (i) and (ii) above.

20.24       Financial assistance

Each Obligor shall comply in all respects with sections 151 to 154 of the Companies Act 1985 and any equivalent legislation in other jurisdictions including in relation to the execution of the Transaction Security Documents and payment of amounts due under this Agreement.

20.25       Treasury Transactions

No Obligor shall enter into any Treasury Transaction, other than:

(a)           spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes; and

(b)           any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the Group for a period of not more than twelve months and not for speculative purposes.

20.26       Guarantors

(a)           The Ultimate Parent shall ensure that within 60 days of each Material Companies Certificate of the Ultimate Parent being provided to the Lender pursuant to Clause 18.6(b) (Information: miscellaneous), the aggregate gross assets, the aggregate net assets and aggregate turnover of the Guarantors and Velti SA (in each case calculated on an unconsolidated basis and excluding all intra-group items) represents not less than 90 per cent of consolidated gross assets, consolidated net assets and consolidated turnover of the Group.

(b)           The Ultimate Parent need only perform its obligations under paragraph (a) above if it is not unlawful for the relevant person to become a Guarantor and that person becoming a Guarantor would not result in personal liability for that person’s directors or other management. Each Obligor must use, and must procure that the relevant person uses, all reasonable endeavours lawfully available to avoid any such unlawfulness or personal liability. This includes agreeing to a limit on the amount guaranteed. The Lender may (but shall not be obliged to) agree to such a limit it, in its opinion, to do so would avoid the relevant unlawfulness or personal liability.

20.27       Further assurance

(a)           Each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Lender may reasonably specify (and in such form as the Lender may reasonably require in favour of the Lender or its nominee(s)):

(i)            to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Lender provided by or pursuant to the Finance Documents or by law;

(ii)           subject to the Agreed Security Principles, to confer on the Lender Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)          to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)           Subject to paragraph (c) below, each Obligor shall on the Lender’s reasonable request take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Lender by or pursuant to the Finance Documents.

(c)           Notwithstanding any contrary terms of any provision of this Agreement or any other Finance Document, no Obligor shall be obliged to provide notice to any party in respect of any Security over invoiced or billed receivables originated by it.

20.28       Partially Owned Subsidiaries

The Ultimate Parent shall ensure that any shareholders agreement or similar arrangement that is proposed to be entered into by any member of the Group with any potential minority shareholder in relation to the shareholding of a Subsidiary, shall be negotiated on terms that prevent that third party minority shareholder from blocking the accession of that Subsidiary as a Guarantor or preventing that Subsidiary from granting Transaction Security in accordance with the terms of this Agreement, save where agreement of the terms of such shareholders agreement can not be achieved in accordance with this Clause and where failure to enter into the shareholders agreement would be reasonably likely to cause the Group to fail to benefit from a materially beneficial business arrangement.

20.29       Conditions subsequent

(a)           The Parent shall supply to the Lender a copy of the Key-man Policies within 90 days of the date of this Agreement.

(b)           Velti US Holdings, Inc shall grant, as soon as possible (exercising best efforts to do so) but, in any event, not later than within 30 Business Days of the AdInfuse Acquisition Security being released, Security over the entire issued share capital of AdInfuse, Inc.

(c)           The Parent shall procure that by not later than the Velti SA Accession Date, HSBC Bank shall have executed the HSBC Consent Letter (in a form acceptable to the Lender acting reasonably).

(d)           The Parent shall procure that on or before the Velti SA Accession Date, Velti SA shall accede to this Agreement as an Additional Borrower in accordance with the terms of this agreement and shall execute the Velti SA Security in favor of the Lender and supply to the Lender the Velti SA Additional Documents (all such documents to be in a form acceptable to the Lender acting reasonably).

(e)           The Parent shall procure that on the date that Velti SA accedes to this Agreement as an Additional Borrower, Velti SA shall confirm to the Lender and provide evidence of utilisation of a loan from the Parent of $5,000,000 pursuant to the terms of the Downstream Loan Agreement.

(f)            The Parent shall, on or before the Velti SA Accession Date, provide the Lender with a letter confirming the Holding Account and the Mandatory Prepayment Account, which for the avoidance of doubt must be two separate accounts, including details of such accounts, account numbers and names and addresses of the bank or banks where such accounts are held.

(g)           The Parent shall within 5 Business Days of the date of the first Utilisation under this Agreement issue the Arrangement Fee Shares to the Lender (or such other individuals as the Lender may specify in writing to the Parent prior to the date of this Agreement).

(h)           The Parent shall within 8 Business Days of the date of the first Utilisation under this Agreement deliver a certified copy of the shareholders’ register of the Parent evidencing the issuance of the Arrangement Fee Shares to the Lender (or such other individuals as the Lender may specify in writing to the Parent prior to the date of this Agreement).

(i)            The Parent shall within 14 Business Days of the date of the first Utilisation under this Agreement deliver share certificates evidencing the issuance of the Arrangement Fee Shares to the Lender (or such other individuals as the Lender may specify in writing to the Parent prior to the date of this Agreement).

The Lender confirms that all the conditions set out in this Clause 20.29 have been satisfied as at the First Restatement Date.

20.30       US Regulation

Each Obligor shall ensure that it will not, by act or omission, become subject to regulation under to any of the laws or regulations described in 17.31 (US Regulation).

20.31       Anti-Terrorism Laws

(a)                                  No Obligor shall knowingly engage in any transaction that violates any of the applicable prohibitions set forth in any Anti-Terrorism Law.

(b)(d)                      (i) None of the funds or assets of such Obligor that are used to repay the Facilities shall constitute property of, or shall be beneficially owned directly or indirectly by, any Designated Person and (ii) no Designated Person shall have any direct or indirect interest in such Obligor that would constitute a violation of any Anti-Terrorism Laws.

(c)(d)                      No Obligor shall, and each Obligor shall procure that none of its Subsidiaries will, fund all or part of any payment under this Agreement out of proceeds derived from transactions that violate the prohibitions set forth in any Anti-Terrorism Law.

20.32       Margin Regulations

No Obligor may use any Loan, directly or indirectly, to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock.

20.33       ERISA

Each Obligor shall:

(a)           ensure that neither it nor any ERISA Affiliate engages in a complete or partial withdrawal, within the meaning of Sections 4203 and 4205 of ERISA, from any Multiemployer Plan without the prior consent of the Majority Lenders;

(d)                           ensure that any material liability imposed on it or any ERISA Affiliate pursuant to Title IV of ERISA is paid and discharged when due;

(e)                           ensure that neither it nor any ERISA Affiliate adopts an amendment to an Employee Plan requiring the provision of security under ERISA or the Internal Revenue Code without the prior consent of the Majority Lenders; and

(f)                            ensure that no Employee Plan is terminated under Section 4041 of ERISA.

20.34       Excluded Receivables

The Ultimate Parent shall, or shall procure that the relevant Obligor shall, notify the Lender of any Excluded Receivable which falls into paragraph (c) of the definition of “Excluded Receivable” promptly upon becoming aware of the same

21.           EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 21 is an Event of Default (save for Clause 21.19 (Acceleration)).

21.1         Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)           its failure to pay is caused by administrative or technical error; and

(b)           payment is made within five Business Days of its due date.

21.2         Financial covenants and other obligations

(a)           Any requirement of Clause 19 (Financial covenants) including the Security Covenant under Clause 19.2(e) is not satisfied or an Obligor does not comply with the provisions of Clause 18 (Information Undertakings) and/or Clause 20 (General Undertakings).

(b)           Clause 21.2 (a) above shall not apply to Clause 18.6(a), Clause 20.1, Clause 20.2 and Clause 20.8 and 20.20.

21.3         Other obligations

(a)           An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment) and Clause 21.2 (Financial covenants and other obligations) with the exception of those referred to in Clause 21.2(b)).

(b)           No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the earlier of (i) the Lender giving notice to the Ultimate Parent or relevant Obligor and (ii) the Ultimate Parent or an Obligor becoming aware of the failure to comply.

21.4         Misrepresentation

(a)           Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)           No Event of Default under paragraph (a) above will occur if the circumstances giving rise to the event described in paragraph (a) above are capable of remedy and are remedied within 15 Business Days of the earlier of the Lender giving notice to the Ultimate Parent or the relevant Obligor and the Ultimate Parent or the relevant Obligor becoming aware of the event described in paragraph (a).

21.5         Cross default

(a)           Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)           Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)           Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)           Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)           No Event of Default will occur under this Clause 21.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than €250,000.

21.6         Insolvency

(a)           A member of the Group is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness, where such indebtedness is in excess of €1,000,000.

(b)           The value of the assets of any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities) where under the law of the Relevant Jurisdiction of the member of the Group such fact results in a deemed inability to repay its debts.

(c)           A moratorium is declared in respect of any indebtedness of any member of the Group.  If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

21.7         Insolvency proceedings

(a)                                  Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)            the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group, other then a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

(ii)           a composition, compromise, assignment or arrangement with any creditor of any member of the Group by reason of actual or anticipated financial difficulties;

(iii)          the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or

(iv)          enforcement of any Security over any assets of any member of the Group and where the value of the indebtedness secured is in excess of €500,000 (or its equivalent in other currencies),

or any analogous procedure or step is taken in any jurisdiction.

(b)                                 Paragraph (a) shall not apply to:

(i)            any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within (in the case of any winding-up petition brought against any member of the Group in any jurisdiction other than the United States) 10 days of commencement or (in the case of any member of the Group in the United States) 45 days or, if earlier, the date on which it is advertised;

(ii)           any step or procedure contemplated by paragraph (b) of the definition of Permitted Transaction; or

(iii)          a Redomiciliation.

(c)                                  Any US Obligor:

(i)            applies for, or consents to, the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property;

(ii)           makes a general assignment for the benefit of its creditors;

(iii)          commences a voluntary case under US Bankruptcy Law;

(iv)          files a petition with respect to itself seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganisation, liquidation, dissolution, arrangement or winding up, or composition or readjustment of debts;

(v)           takes any corporate action for the purpose of effecting any of the foregoing with respect to itself;

(vi)          is unable or admits inability to pay its debts as they fall due; or

(vii)         is the subject of involuntary proceedings under US Bankruptcy Law and such proceeding is not dismissed within 60 days of its commencement.

21.8         Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of any member of the Group having an aggregate value of $1,000,000 or more (or its equivalent in other currencies) and is not discharged within 15 Business Days.

21.9         Unlawfulness and invalidity

(a)           It is or becomes unlawful for an Obligor to perform any of its material obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases (subject to the Legal Reservations) to be effective.

(b)           Any obligation or obligations of any Obligor under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)           Any Finance Document ceases (subject to the Legal Reservations) to be in full force and effect or any Transaction Security ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than the Lender) to be ineffective.

21.10       Cessation of business

Any member of the Group whose Current Assets minus Current Liabilities exceed €5,000,000 suspends or ceases, without the consent of the Lender, to carry on (or threatens to suspend or cease to carry on) all or a material part of its business by reference to the Group as a whole except as a result of a Permitted Disposal or a Permitted Transaction.

21.11       Change of ownership

An Obligor ceases to own at least the same percentage of shares in a Material Company as on the date of this Agreement except, in either case, as a result of a disposal which is a Permitted Disposal or a Permitted Transaction.

21.12       Change of management

Alexandros Moukas, Chris Kaskavelis or Menelaos Scouloudis ceases to be employed by the Parent or the Ultimate Parent and a replacement person approved in writing by the Lender (such approval not to be unreasonably withheld or delayed) has not given a legally binding acceptance to an offer of employment and resigned from his/her existing employment within 120 days of that cessation.  This Event of Default shall also apply to any replacement person as if references in this Clause to Alexandros Moukas, Chris Kaskavelis or Menelaos Scouloudis were references to that replacement person.

21.13       Audit qualification

The Auditors of the Group qualify the audited annual consolidated financial statements of the Utimate Parent on a going concern basis or in any other way that may be, in reasonable opinion of the Lender, material in the context of the Facility.

21.14       Expropriation

The authority or ability of any Obligor to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Obligor or any of its material assets.

21.15       Repudiation and rescission of agreements

An Obligor rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

21.16       Litigation

Save in respect of those connected to or arising from the matters disclosed to the Lender either in writing prior to the date of this Agreement or verbally to Phokion Potamianos on 14 May 2009, any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any member of the Group or its assets which has or is reasonably likely to be adversely determined and relate to an amount where the potential liability is in excess of €1,000,000 (or the equivalent in other currencies) and which, if adversely determined, might reasonably be expected to have a Material Adverse Effect.

21.17       Material adverse change

Any event or circumstance occurs which the Lender reasonably believes has or is reasonably likely to have a Material Adverse Effect.

21.18       ERISA

(a)           Any of the following events results in the imposition of or granting of security, or the incurring of a liability or a material risk of incurring a liability that individually and/or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect:

(b)           any ERISA Event occurs or is reasonably expected to occur;

(c)           any Obligor or ERISA Affiliate incurs or is likely to incur a liability to or on account of a Multiemployer Plan as a result of a violation of Section 515 of ERISA or under Section 4201, 4204 or 4212(c) of ERISA;

(d)           the fair market value of the assets of any Employee Plan subject to Title IV of ERISA is not at least equal to the present value of the “benefit liabilities” (within the meaning of Section 4001(a)(16) of ERISA) under that Employee Plan using the actuarial assumptions and methods used by the actuary to that Employee Plan in its most recent valuation of that Employee Plan; or

(e)           any Obligor or ERISA Affiliate incurs or is likely to incur a liability to or on account of an Employee Plan under Section 409, 502(i) or 502(I) of ERISA or Section 4971 or 4975 of the Internal Revenue Code.

21.19       Acceleration

(a)           On and at any time after the occurrence of an Event of Default which is continuing the Lender may by notice to the Ultimate Parent:

(i)            cancel the Total Commitments at which time they shall immediately be cancelled;

(ii)           declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(iii)          declare that all or part of the Utilisations be payable on demand, at which time they shall immediately become payable on demand by the Lender;

(iv)          exercise any or all of its rights, remedies, powers or discretions under the Finance Documents including, without prejudice to the generality of the foregoing, enforce and exercise all rights under the Transaction Security.

SECTION 9

CHANGES TO PARTIES

22.           CHANGES TO THE LENDERS

22.1         Assignments and transfers by the Lender

(a)           The Lender (for the purposes of this Clause 22, the “Existing Lender”) may:

(i)            assign all (but not part) of its rights; or

(ii)           transfer by novation all (but not part) of its rights and obligations,

under any Finance Document to a bank or financial institution or to a trust, fund or any other entity (the “New Lender”) provided that Phokian Potamianos is involved with the management of the New Lender and any payments which would have been made by a Borrower to the Lender on the date immediately prior to the proposed transfer without any increased payments under Clause 12.2 (Tax gross-up) can also be made to the proposed New Lender without any increased payment under Clause 12.2 (Tax gross-up).

23.           CHANGES TO THE OBLIGORS AND ELIGIBLE RECEIVABLES

23.1         Assignment and transfers by Obligors

No Obligor or any other member of the Group may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

23.2         Additional Borrowers

(a)           The Ultimate Parent may request that it or any of its wholly owned Subsidiaries which is not a Dormant Subsidiary becomes a Borrower.  That Subsidiary or the Ultimate Parent (as the case may be) shall become a Borrower if:

(i)            the Ultimate Parent and that Subsidiary deliver to the Lender a duly completed and executed Accession Deed;

(ii)           the Subsidiary or the Ultimate Parent (as the case may be) is (or becomes) a Guarantor prior to becoming a Borrower;

(iii)          the Ultimate Parent confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(iv)          the Lender has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Lender.

(b)           The Lender shall notify the Ultimate Parent promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

23.3         Resignation of a Borrower

(a)           In this Clause 23.3, Clause 23.5 (Resignation of a Guarantor) and Clause 23.7 (Resignation and release of Security on disposal), “Third Party Disposal” means the disposal of an Obligor to a person which is not a member of the Group where that disposal is permitted under Clause 20.11 (Disposals) or made with the approval of the Majority Lenders (and the Ultimate Parent has confirmed this is the case).

(b)           The Ultimate Parent may request that a Borrower ceases to be a Borrower by delivering to the Lender a Resignation Letter.

(c)           The Lender shall accept a Resignation Letter and notify the Ultimate Parent of its acceptance if:

(i)            the Ultimate Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)           the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents;

(iii)          where the Borrower is also a Guarantor (unless its resignation has been accepted in accordance with Clause 23.5 (Resignation of a Guarantor)), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations) and the amount guaranteed by it as a Guarantor is not decreased (and the Ultimate Parent has confirmed this is the case).

(d)           Upon notification by the Lender to the Ultimate Parent of its acceptance of the resignation of a Borrower, that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower.

23.4         Additional Guarantors

(a)           The Ultimate Parent may request that any of its Subsidiaries become a Guarantor.

(b)           The Ultimate Parent shall procure that any other member of the Group which is a Material Company (other than Velti SA or any other member of the Group incorporated in Greece) shall, as soon as reasonably practicable (and in any event within 60 days) after the date of a Material Companies Certificate identifying them as a Material Company, become an Additional Guarantor and, subject to the Agreed Security Principles, grant Security as the Lender may reasonably require, with the exception of:

(i)            where a Material Company is not a wholly owned Subsidiary and that Material Company’s minority shareholder or minority shareholders are not within the control of the Ultimate Parent and prevent that Material Company from acceding as an Additional Guarantor, or from granting Security; and

(ii)           AdInfuse, Inc which shall, within 60 days of the date of this Agreement become an Additional Guarantor and, subject to the Agreed Security Principles, grant Security as the Lender may reasonably require.

(c)           A member of the Group shall become an Additional Guarantor if:

(i)            the Ultimate Parent and the proposed Additional Guarantor deliver to the Lender a duly completed and executed Accession Deed; and

(ii)           the Lender has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Lender.

(d)           The Lender shall notify the Ultimate Parent promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

23.5         Resignation of a Guarantor

(a)           The Ultimate Parent may request that a Guarantor (other than the Ultimate Parent) ceases to be a Guarantor by delivering to the Lender a Resignation Letter if:

(i)            that Guarantor is being disposed of by way of a Third Party Disposal (as defined in Clause 23.3 (Resignation of a Borrower)) and the Ultimate Parent has confirmed this is the case; or

(ii)           the Lenders has consented to the resignation of that Guarantor.

(b)           The Lender shall accept a Resignation Letter and notify the Ultimate Parent of its acceptance if:

(i)            the Ultimate Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)           no payment is due from the Guarantor under Clause 16.1 (Guarantee and indemnity);

(iii)          where the Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased to be a Borrower under Clause 23.3 (Resignation of a Borrower); and

(iv)          the Ultimate Parent has confirmed that it shall ensure that the Disposal Proceeds will be applied in accordance with Clause 8.2 (Disposal, Insurance and Acquisition Proceeds and Excess Cashflow).

(c)           The resignation of that Guarantor shall not be effective until the date of the relevant Third Party Disposal at which time that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

23.6         Repetition of Representations

Delivery of an Accession Deed constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in paragraph (e) of Clause 17.28 (Times when representations made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

23.7         Resignation and release of security on disposal

If a Borrower or Guarantor is or is proposed to be the subject of a Third Party Disposal then:

(a)           where that Borrower or Guarantor created Transaction Security over any of its assets or business in favour of the Lender, or Transaction Security in favour of the Lender was created over the shares (or equivalent) of that Borrower or Guarantor, the Lender shall, at the cost and request of the Ultimate Parent, release those assets, business or shares (or equivalent) and issue certificates of non-crystallisation;

(b)           the resignation of that Borrower or Guarantor and related release of Transaction Security referred to in paragraph (a) above shall not become effective until the date of that disposal; and

(c)           if the disposal of that Borrower or Guarantor is not made, the Resignation Letter of that Borrower or Guarantor and the related release of Transaction Security referred to in paragraph (a) above shall have no effect and the obligations of the Borrower or Guarantor and the Transaction Security created or intended to be created by or over that Borrower or Guarantor shall continue in such force and effect as if that release had not been effected.

23.8         Release of Transaction Security over Eligible Receivables and Excluded Investments

In the event that an Eligible Receivable which is or would be subject to Transaction Security becomes an Excluded Receivable or if any Investment is or becomes an Excluded Investment, the Lender will, as soon as practicable following a request from an Obligor take all action (including but not limited to the execution of all documents which are necessary in connection with such release or the transfer of the Excluded Receivables or Excluded Investment back to the relevant Obligor) to release the Transaction Security to which such Excluded Receivable is subject.

SECTION 10

ADMINISTRATION

24.           PAYMENT MECHANICS

24.1         Payments to the Lender

(a)           On each date on which an Obligor is required to make a payment under a Finance Document, that Obligor shall make the same available to the Lender (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)           Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Lender specifies.

24.2         Distributions to an Obligor

The Lender may (with the consent of the Obligor or in accordance with Clause 25 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

24.3         Partial payments

(a)           If the Lender receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Lender shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(i)            first, in or towards payment of any unpaid fees, costs and expenses of the Lender under those Finance Documents;

(ii)           secondly, in or towards payment of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(iii)          thirdly, in or towards payment of any principal due but unpaid under those Finance Documents; and

(iv)          fourthly, in or towards payment of any other sum due but unpaid under the Finance Documents.

(b)           The Lender may vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)           Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

24.4         No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

24.5         Business Days

(a)           Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)           During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

24.6         Currency of account

(a)           Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)           A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

(c)           Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)           Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)           Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

24.7         Change of currency

(a)           Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)            any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Lender (after consultation with the Ultimate Parent); and

(ii)           any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Lender (acting reasonably).

(b)           If a change in any currency of a country occurs, this Agreement will, to the extent the Lender (acting reasonably and after consultation with the Ultimate Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice and otherwise to reflect the change in currency.

25.           SET-OFF

The Lender may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by the Lender) against any matured obligation owed by the Lender to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

26.           NOTICES

26.1         Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

26.2         Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)           in the case of the Parent or the Original Obligors, that identified with its name below;

(b)           in the case of any other Obligor (including the Ultimate Parent), that notified in writing to the Lender on or prior to the date on which it becomes a Party; and

(c)           in the case of the Lender, that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Lender (or the Lender may notify to the other Parties, if a change is made by the Lender) by not less than five Business Days’ notice.

26.3         Delivery

(a)           Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)            if by way of fax, when received in legible form; or

(ii)           if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 26.2 (Addresses), if addressed to that department or officer.

(b)           Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer identified with the Lender’s signature below (or any substitute department or officer as the Lender shall specify for this purpose).

(c)           Any communication or document made or delivered to the Parent prior to the First Restatement Date or the Ultimate Parent thereafter in each case in accordance with this Clause 26.3 will be deemed to have been made or delivered to each of the Obligors.

26.4         Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 26.2 (Addresses) or changing its own address or fax number, the Lender shall notify the other Parties.

26.5         Electronic communication

(a)           Any communication to be made between the Lender and the Ultimate Parent under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Lender and the Ultimate Parent:

(i)            subject to paragraph (ii) below, use their electronic mail address identified with its name below; and

(ii)           notify each other of any change to their address.

(b)           Any electronic communication made between the Lender and the Ultimate Parent will be effective only when received in readable form.

26.6         English language

(a)           Any notice given under or in connection with any Finance Document must be in English.

(b)           All other documents provided under or in connection with any Finance Document must be:

(i)            in English; or

(ii)           if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

27.           CALCULATIONS AND CERTIFICATES

27.1         Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate.

27.2         Certificates and determinations

Any certification or determination by the Lender of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. All certificates or statements issued by a director or secretary of an Obligor under or pursuant to the terms of the Finance Documents shall be issued (and treated as issued whether or not expressly so stated) by that director or secretary on behalf of the relevant Obligor without personal liability, save in the case of wilful default or fraud. A director or officer of an Obligor may enforce the benefit of this Clause notwithstanding Clause 1.3 (Third Party Rights).

27.3         Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

28.           PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

29.           REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

30.           AMENDMENTS AND WAIVERS

30.1         Required consents

Any term of the Finance Documents may be amended or waived only with the consent of the Lender and the Obligors party to the relevant Finance Document and any such amendment or waiver will be binding on all Parties.

30.2         Velti SA Accession Date

Notwithstanding any contrary provisions in any of the Finance Documents and solely in respect of the period between the date of this Agreement and the Velti SA Accession Date, no transaction, matter, act or thing involving or relating to Velti SA which breaches the terms of such documents but would not have done were Velti SA a Borrower and an Obligor shall be treated as a breach of any such Finance Document.

31.                                 CONFIDENTIALITY

31.1                           Confidential Information

The Lender agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 31.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

31.2                           Disclosure of Confidential Information

The Lender may disclose:

(a)                                  to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners, direct or indirect shareholders, direct or indirect investors and Representatives such Confidential Information as the Lender shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)                                 to any person:

(i)                                     to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)                                  appointed by any Lender or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(iii)                               who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph b(i) or (b)(ii) above;

(iv)                              to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(v)                                 to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vi)                              who is a Party; or

(vii)                           with the consent of the Ultimate Parent;

in each case, such Confidential Information as the Lender shall consider appropriate if:

(A)                              in relation to paragraphs (b)(i), (b)(ii) and b(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)                                in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)                                in relation to paragraphs (b)(iv) and (b)(v) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Lender, it is not practicable so to do in the circumstances.

31.3                           Entire agreement

This Clause 31 (Confidentiality) constitutes the entire agreement between the Parties in relation to their obligations under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

31.4                           Inside information

The Lender acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Lender undertakes not to use any Confidential Information for any unlawful purpose.

31.5                           Notification of disclosure

The Lender agrees (to the extent permitted by law and regulation) to inform the Ultimate Parent:

(a)                                  of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(iv) of Clause 31.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)                                 upon becoming aware that Confidential Information has been disclosed in breach of this Clause 31 (Confidentiality).

31.6                           Continuing obligations

The obligations in this Clause 31 (Confidentiality) are continuing and, in particular, shall survive and remain binding on the Lender for a period of twelve months from the date of the termination of this Agreement.

32.                                 COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

33.                                 USA PATRIOT ACT

The Lender hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, the Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow the Lender to identify such Obligor in accordance with the USA Patriot Act.

SECTION 11

GOVERNING LAW AND ENFORCEMENT

34.                                 GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

35.                                 ENFORCEMENT

35.1                           Jurisdiction of English courts

(a)                                  The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement (a “Dispute”).

(b)                                 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                  This Clause 35.1 is for the benefit of the Lender.  As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

35.2                           Service of process

(a)                                  Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)                                     irrevocably appoints the Parent as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document (and the Parent by its execution of this Agreement, accepts that appointment); and

(ii)                                  agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)                                 If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Parent (on behalf of all the Obligors) must immediately (and in any event within five Business Days of such event taking place) appoint another agent on terms acceptable to the Lender.  Failing this, the Lender may appoint another agent for this purpose.

(c)                                  Each Obligor expressly agrees and consents to the provisions of this Clause 35 and Clause 34 (Governing law).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

Part I

The Original Obligors

Name of Original Borrower	Registration number (or equivalent, if any) Jurisdiction of Incorporation

Velti Plc (to be renamed Velti Limited on or after the First Restatement Date)	5552480, England

Name of Additional Borrowers as at the First Restatement Date	Registration number (or equivalent, if any) Jurisdiction of Incorporation

Velti SA	Serial no 46001/01AT/B/00/212, Greece

Name of Original Guarantor	Registration number (or equivalent, if any) Jurisdiction of Incorporation

Velti Plc (to be renamed Velti Limited on or after the First Restatement Date)	5552480, England

Velti dR Limited	5955521, England

Velti M-Telecom Limited	6113284, England

Velti US Holdings Inc	United States of America

Velti Platforms and Services Limited	203280,Cyprus

Name of Additional Guarantors as at the First Restatement Date	Registration number (or equivalent, if any) Jurisdiction of Incorporation

Ad Infuse, Inc	United States of America

Zelus plc (to be renamed Velti Plc)	103899 Jersey

Part II

The Original Lender

Name of Original Lender	Term Facility Commitment	Revolving Facility Commitment
Thor Luxembourg Sarl	$10,000,000	€2,750,000

SCHEDULE 2

CONDITIONS PRECEDENT

Part I

Conditions precedent

1.                                       Obligors

(a)                                  A copy of the Constitutional Documents and of the constitutional documents of each other Original Obligor.

(b)                                 A copy of a resolution of the board of directors of each Original Obligor:

(i)                                     approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Transaction Documents to which it is a party;

(ii)                                  authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(iii)                               authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(iv)                              in the case of an Obligor other than the Parent, authorising the Parent to act as its agent in connection with the Finance Documents.

(c)                                  A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the Finance Documents and related documents.

(d)                                 A copy of a resolution signed by all the holders of the issued shares in each Original Guarantor (other than the Parent), approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Guarantor is a party.

(e)                                  A copy of a resolution of the board of directors of each corporate shareholder of each Original Guarantor (other than the Parent) approving the terms of the resolution referred to in paragraph (e) above.

(f)                                    A certificate of the Parent (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on any Original Obligor to be exceeded.

(g)                                 The Announcement.

(h)                                 A certificate of an authorised signatory of the Parent or other relevant Original Obligor certifying that each copy document relating to it specified in paragraphs 1(a) to 1(f), 5(a) to 5(d) and 5(f) of this Part I of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

(i)                                     If such Original Obligor is a US Obligor, a certificate as to the existence and good standing (including verification of tax status, if available) of the US Obligor from the appropriate governmental authorities in such US Obligor’s jurisdiction of organisation and in each other jurisdiction where such US Obligor is qualified to do business (if any),  in form and substance satisfactory to the Lender and its counsel.

(j)                                     If such Original Obligor is a US Obligor, a solvency certificate in form and substance satisfactory to the Lender and its counsel.

(k)                                  A certificate of incumbency issued by the secretary and board of directors of any Original Obligor incorporated in Cyprus.

2.                                       Finance Documents

(a)                                  This Agreement executed by the members of the Group party to this Agreement.

(b)                                 The Board Observer Side Letter executed by the Parent.

(c)                                  At least two originals of the following Transaction Security Documents executed by the Original Obligors specified below opposite the relevant Transaction Security Document:

Name of Original Obligor	Transaction Security Document

Velti plc	English law debenture including a future assignment of the Structural Intra-Group Documents and an English law governed pledge over the entire issued share capital of Velti SA

Velti plc	Cypriot law pledge agreement over the entire issued share capital of Velti Platforms and Services Ltd.

Velti plc	US law Security over the entire issued share capital of Velti US Holdings Inc

Velti dR Limited	English law debenture

Velti North M-Telecom Limited	English law debenture

Velti Platforms and Services Ltd.	Cypriot law charge over Intellectual Property, bank accounts and Eligible Receivables

Velti US Holdings Inc	US law Security Agreement over intellectual property, bank accounts and Eligible Receivables

(l)                                     A copy of all notices and acknowledgements required to be sent under the Transaction Security Documents executed by the relevant Obligors.

(m)                               All share certificates and copies of all stock powers, transfers and stock transfer forms or equivalent duly executed by the relevant Obligor in blank in relation to the assets subject or expressed to be subject to the Transaction Security and other documents of title to be provided under the Transaction Security Documents.

3.                                       Insurance

A letter from the relevant insurance broker dated on or about the date of this Agreement addressed to the Lender listing the insurance policies of the Obligors and Velti SA and confirming that they are on risk and that the insurance for the Obligors and Velti SA at the date of this Agreement is at a level acceptable to the Lender and covering appropriate risks for the business carried out by the Obligors and Velti SA.

4.                                       Other documents and evidence

(a)                                  The Group Structure Chart which shows the structure of the Group on the date of this Agreement.

(b)                                 The Budget.

(c)                                  A copy, certified by an authorised signatory of the Parent to be a true copy, of the Original Financial Statements of each Obligor and Velti SA.

(d)                                 A Certificate of the Parent addressed to the Lender confirming which companies within the Group are Material Companies and that the aggregate gross assets, the aggregate net assets and aggregate turnover of the Original Guarantors and Velti SA (in each case calculated on an unconsolidated basis and excluding all intra-Group items and investments in Subsidiaries of any member of the Group) exceeds 90% of the consolidated gross assets, consolidated net assets and consolidated turnover of the Group.

(e)                                  A letter from the Parent to the Lender specifying the Holding Account /Mandatory Prepayment Account including details of such account name, account number and the name and address of the bank where such account is held.

(f)                                    A copy of any other Authorisation or other document, opinion or assurance which the Lender (acting reasonably) notifies the Parent is necessary in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(n)                                 A letter from each Existing Debt Lender (other than the HSBC Consent Letter) in whose favour Permitted Security has been granted confirming their consent to the arrangements contemplated by the Transaction Security (if applicable)).

(o)                                 The UniCredit Consent Letter.

(p)                                 The Redomiciliation Side Letter

Part II

Conditions precedent required to be
delivered by an Additional Obligor

1.                                       An Accession Deed executed by the Additional Obligor and the Ultimate Parent.

2.                                       A copy of the constitutional documents of the Additional Obligor.

3.                                       A copy of a resolution of the board of directors of the Additional Obligor:

(a)                                  approving the terms of, and the transactions contemplated by, the Accession Deed and the Finance Documents and resolving that it execute, deliver and perform the Accession Deed and any other Finance Document to which it is party;

(b)                                 authorising a specified person or persons to execute the Accession Deed and other Finance Documents on its behalf;

(c)                                  authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)                                 authorising the Ultimate Parent to act as its agent in connection with the Finance Documents

4.                                       A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.                                       A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

6.                                       A copy of a resolution of the board of directors of each corporate shareholder of each Additional Guarantor approving the terms of the resolution referred to in paragraph 5 above.

7.                                       A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

8.                                       A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in paragraphs 2 to 7, 9 and 11 of this Part II of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Deed.

9.                                       If available, the latest financial statements of the Additional Obligor.

10.                                 If the Additional Obligor is incorporated in or has its “centre of main interest” or “establishment” (as referred to in Clause 17.26 (Centre of main interests and establishments)) in a jurisdiction other than England and Wales or is executing a Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to the Lender in the jurisdiction of its incorporation, “centre of main interest” or “establishment” (as applicable) or, as the case may be, the jurisdiction of the governing law of that Finance Document (the “Applicable Jurisdiction”) as to the law of the Applicable Jurisdiction.

11.                                 If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 35.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

12.                                 If such Additional Obligor is a US Obligor, a certificate as to the existence and good standing (including verification of tax status, if available) of the US Obligor from the appropriate governmental authorities in such US Obligor’s jurisdiction of organisation and in each other jurisdiction where such US Obligor is qualified to do business (if any),  in form and substance satisfactory to the Lender and its counsel.

13.                                 If such Additional Obligor is a US Obligor, a solvency certificate in form and substance satisfactory to the Lender and its counsel.

14.                                 Any security documents which, subject to the Agreed Security Principles, are required by the Lender (acting reasonably) to be executed by the proposed Additional Obligor.

15.                                 Any notices or documents specified by the Lender (acting reasonably) to be given or executed under the terms of those security documents.

16.                                 A copy of any other Authorisation or other document, opinion or assurance which the Lender (acting reasonably) notifies the Ultimate Parent is necessary in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

17.

(a)                                  If the Additional Obligor is incorporated in England and Wales or Scotland, evidence that the Additional Obligor has done all that is necessary (including, without limitation, by re-registering as a private company) to comply with sections 151 to 154 of the Companies Act 1985 in order to enable that Additional Obligor to enter into the Finance Documents and perform its obligations under the Finance Documents.

(b)                                 If the Additional Obligor is not incorporated in England and Wales or Scotland, such documentary evidence as legal counsel to the Lender may require, that such Additional Obligor has complied with any law in its jurisdiction relating to financial assistance or analogous process.

SCHEDULE 3

REQUESTS

Utilisation Request

Loans

From:	[Borrower] [Ultimate Parent]*
To:	[Lender]
Dated:

Dear Sirs

[Ultimate Parent] – [             ] Facilities Agreement

dated [             ] (as amended, supplemented, varied or restated from time to time, the “Facilities Agreement”)

1.                                       We refer to the Facilities Agreement.  This is a Utilisation Request.  Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.                                       We wish to borrow a Loan on the following terms:

(a)	Borrower:	[ ]

(b)	Proposed Utilisation Date:	[ ] (or, if that is not a Business Day,
the next Business Day)

(c)	Facility to be utilised:	[Term Facility] [Revolving Facility]**

(d)	Currency of Loan:	[ ]

(e)	Amount:	[ ] or, if less, the Available Facility

3.                                       We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.                                       [The proceeds of this Loan should be credited to [account]].

5.                                       This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

[the Ultimate Parent on behalf of [insert name of relevant Borrower]]/ [insert name of Borrower]*

NOTES:

*                                                Amend as appropriate.  The Utilisation Request can be given by the Borrower or by the Ultimate Parent.

**                                           Select the Facility to be utilised and delete references to the other Facilities.

SCHEDULE 4
FORM OF ACCESSION DEED

To:	[ ] as Lender

From:	[Subsidiary] and [Ultimate Parent]

Dated:

Dear Sirs

[Ultimate Parent] – [          ] Senior Facilities Agreement

dated [          ] (as amended, supplemented, varied or restated from time to time, the “Facilities Agreement”)

1.             We refer to the Facilities Agreement.  This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Facilities Agreement.  Terms defined in the  Facilities Agreement have the same meaning in paragraphs 1-3 of this Accession Deed unless given a different meaning in this Accession Deed.

2.             [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Facilities Agreement and the other Finance Documents as an Additional [Borrower]/[Guarantor] pursuant to Clause [23.2 (Additional Borrowers)]/[Clause 23.4 (Additional Guarantors)] of the Facilities Agreement.  [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [                   ].

3.             [Subsidiary’s] administrative details for the purposes of the Facilities Agreement are as follows:

Address:

Fax No.:

Attention:

4.             [Subsidiary] (for the purposes of this paragraph 4, the “Acceding Debtor”) intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]:

[Insert details (date, parties and description) of relevant documents]

the “Relevant Documents”.

[4]/[5] This Accession Deed [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.

THIS ACCESSION DEED has been signed on behalf of the Lender (for the purposes of paragraph 4 above only), signed on behalf of the Ultimate Parent and executed as a deed by [Subsidiary] and is delivered on the date stated above.

[Subsidiary]

[EXECUTED AS A DEED	)
By: [Subsidiary]	)

Director

Director/Secretary

OR

[EXECUTED AS A DEED

By: [Subsidiary]

Signature of Director

Name of Director

in the presence of

Signature of witness

Name of witness

Address of witness

Occupation of witness]

The Ultimate Parent

[Parent]

By:

The Lender

[Full Name of Current Lender]

By:

Date:

SCHEDULE 5
FORM OF RESIGNATION LETTER

To:	[ ] as Lender

From:	[resigning Obligor] and [Ultimate Parent]

Dated:

Dear Sirs

[Ultimate Parent] - [             ] Facilities Agreement

dated [             ] (as amended, supplemented, varied or restated from time to time, the “Facilities Agreement”)

1.             We refer to the Facilities Agreement.  This is a Resignation Letter.  Terms defined in the Facilities Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.             Pursuant to [Clause 23.3 (Resignation of a Borrower)]/[Clause 23.5 (Resignation of a Guarantor)], we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Facilities Agreement and the Finance Documents.

3.             We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	*[[this request is given in relation to a Third Party Disposal of [resigning Obligor];

(c)	[the Disposal Proceeds have been or will be applied in accordance with Clause 8.2 (Disposal and Insurance Proceeds and Excess Cashflow);]**]

(d)	[ ]***

4.             This letter [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.

[Ultimate Parent]	[resigning Obligor]

By:	By:

NOTES:

*          Insert where resignation only permitted in case of a Third Party Disposal.

**        Amend as appropriate, e.g. to reflect agreed procedure for payment of proceeds into a specified account.

***      Insert any other conditions required by the Facilities Agreement.

SCHEDULE 6
FORM OF COMPLIANCE CERTIFICATE

To:	[ ] as Lender

From:	[Ultimate Parent]

Dated:

Dear Sirs

[Ultimate Parent] - [             ] Facilities Agreement

dated [             ] (as amended, supplemented, varied or restated from time to time, the “Facilities Agreement”)

1.             We refer to the Facilities Agreement.  This is a Compliance Certificate.  Terms defined in the Facilities Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.             We confirm that:

[Insert details of covenants to be certified].

3.             [We confirm that no Default is continuing.] *

4.             [We confirm that the following companies constitute Material Companies for the purposes of the Facilities Agreement: [             ].]

[We confirm that the [aggregate of the earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA, as defined in Clause 19 (Financial Covenants))] / [aggregate gross assets, aggregate net assets and aggregate turnover] of the Guarantors (calculated on an unconsolidated basis and excluding all intra-group items and investments in Subsidiaries of any member of the Group) exceeds [ ]% of the [EBITDA, as defined in Clause 19 (Financial Covenants)] [consolidated gross assets, consolidated net assets and consolidated  turnover of the Group].

Signed

	Director	Director
	Of	of
	[Ultimate Parent]	[Ultimate Parent]

SCHEDULE 7

EXISTING DEBT

Existing Debt Lender	Borrower	Description of Facility	Maximum Committed Amount (Euro)

HSBC Bank plc	Velti SA	Bond Loan	3,000,000

HSBC Bank plc	Velti SA	Working capital and factoring	2,060,000

HSBC Bank plc	Velti SA	Letter of Guarantees	4,000,000

Bayerische Hypo-und Vereinsbank AG	Velti SA	Short Term Loan	5,000,000

Alpha Bank	Velti SA	Working Capital	1,000,000

Alpha Bank	Velti SA	Letter of Guarantees	2,000,000

ABC Factoring	Velti SA	Factoring accounts receivable	2,000,000

Marfin Factors	Velti SA	Factoring accounts receivable	2,000,000

EFG - Eurobank Ergasias	Velti SA	Working Capital	1,100,000

EFG - Eurobank Ergasias	Velti SA	Bond Loan	300,000

EFG - Eurobank Ergasias	Velti SA	Letter of Guarantees	800,000

Emporiki Bank	Velti SA	Working Capital	1,000,000

Emporiki Bank	Velti SA	Letter of Guarantees	400,000

National Bank of Greece	Velti SA	Working Capital	1,000,000

National Bank of Greece	Velti SA	Factoring accounts receivable	600,000

National Bank of Greece	Velti SA	Letter of Guarantees	200,000

Bank of Cyprus	Velti SA	Working Capital and Letter of Guarantees	600,000

Bank of Cyprus	Velti SA	Factoring Accounts Receivable	600,000

Piraeus Bank	Velti SA	Working Capital	660,000

Hellenic Bank	Velti SA	Working Capital	350,000

Hellenic Bank	Velti SA	Letter of Guarantees	320,000

ATE Factoring	Velti SA	Factoring accounts receivable	1,500,000

HBDIC	Velti SA	Long term loan	40,000

Piraeus Bank	Velti Platforms and Services Limited	Working Capital	350,000

Universal Bank	Velti Ukraine Mobile Marketing Services LLC	Working Capital	40,590.55

Universal Bank	Velti Ukraine Mobile Marketing Services LLC	Working Capital	115,973

SCHEDULE 8

MATERIAL COMPANIES

Velti plc (registered in England and to be renamed Velti Limited)

Velti dR Limited

Velti M-Telecom Limited

Velti SA

Velti US Holdings Inc

Velti Platforms and Services Limited

Ad Infuse, Inc

Zelus plc (registered in Jersey and to be renamed Velti Plc)

SCHEDULE 9
FORM OF BUDGET

SCHEDULE 10
FORM OF BORROWING BASE CERTIFICATE

[[Zelus plc’s]writing paper]

Thor Luxembourg Sarl

• 20•

Dear Sirs

Borrowing base certificate

Pursuant to, and in accordance with, the terms and provisions of  the facility agreement dated [] 2009 (as amended, supplemented, varied or restated from time to time, the “Facility Agreement”) between, amongst others[ ]Velti PLC and Thor Luxembourg SARL, the Ultimate Parent delivers to the Lender this Borrowing Base Certificate.  The Ultimate Parent represents and warrants to the Lender that this certificate is true and correct, and is based on information contained in its or relevant Obligor’s (as the case may be) financial accounting records as at • 20•.

Total value of receivables originated by the Obligors: •

Total value of Eligible Receivables:  •

Total value of Excluded Receivables:  •

The amount of the Revolving Facility is:  •(1)

The outstanding balance of the Term Loan is: •

The outstanding balance of the Revolving Facility is: •

Total Financial Indebtedness is: •

The Receivables Ratio is: •

Total Cash is: •

The above figures represent the euro equivalent amount of any receivables originated by the Obligors and not dominated in euro.

Capitalised terms used in this letter shall have the meanings ascribed to them in the Facility Agreement.

This letter is a Finance Document.

Yours faithfully

[]

(1) Insert here the lower of euro 2,750,000 and 55% of  total value of Eligible Receivables

SCHEDULE 11
AGREED SECURITY PRINCIPLES

(A)                              Considerations

First ranking Security over the entire issued share capital of each Obligor (other than the Ultimate Parent) shall be provided by each relevant Obligor.

Each Obligor shall provide Security over all invoiced or billed receivables originated by it (excluding Excluded Receivables), and all of its Intellectual Property.

Each Obligor (save for any incorporated in Greece) shall provide Security over all Cash held by it an bank accounts.

Each Obligor incorporated in England and Wales (and not Obligors incorporated elsewhere) shall provide Security by way of fixed and floating charges over its assets in a form consistent with that provided by the Obligors on the date of this Agreement.

An entity which is not an Obligor shall not be required to provide any Security.

No Obligor shall grant or be obliged to grant Security over any shares it owns in the capital of AdInfuse, Inc prior to the AdInfuse Acquisition Security being released.

Any Obligor incorporated in Greece shall provide Security over invoiced or billed receivables originated by it (excluding Excluded Receivables) and all of its Intellectual Property in respect of the obligations of Velti SA in relation to the Revolving Facility  (and not, for the avoidance of doubt, in relation to the Parent’s obligations in relation to the Term Facility).

Notwithstanding the above, in determining what Security will be provided in support of the Facilities the following matters will be taken into account. Security shall not be created or perfected to the extent that it would:

(a)                                  result in any breach of corporate benefit, financial assistance, fraudulent preference or thin capitalisation laws or regulations (or analogous restrictions) of any applicable jurisdiction;

(b)                                 result in a significant risk to the officers of the relevant grantor of Security of contravention of their fiduciary duties and/or of civil or criminal liability; or

(c)                                  result in costs in the reasonable opinion of the Lender that are disproportionate to the benefit obtained by the beneficiaries of that Security.

For the avoidance of doubt, in these Agreed Security Principles, “costs” includes, but is not limited to, income tax cost, registration taxes payable on the creation or enforcement or for the continuance of any Security, stamp duties, out of pocket expenses and other fees and expenses directly incurred by the relevant grantor of Security or any of its direct or indirect owners, subsidiaries or Affiliates.

(B)                                Obligations to be Secured

1.                                       Subject to (A) (Considerations) and to paragraph 2 below, the obligations to be secured are the Secured Obligation (as defined below). The Security is to be granted in favour of the Lender.

For ease of reference, the following definition should, to the extent legally possible, be incorporated into each Transaction Security Document:

“Secured Obligations” means all and any moneys, obligations and liabilities now or in the future due, owing or incurred by any Obligor to the Lender under the Finance Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

2.             The Secured Obligations will be limited:

2.1                                 to avoid any breach of corporate benefit, financial assistance, fraudulent preference, thin capitalisation rules of the laws or regulations (or analogous restrictions) of any applicable jurisdiction; and

2.2                                 to avoid any risk to officers of the relevant member of the Group that is granting Transaction Security of contravention of their fiduciary duties and/or civil or criminal or personal liability.

(C)                                General

Where appropriate, defined terms in the Transaction Security Documents should mirror those in this Agreement.

The form of guarantee is set out in Clause 16 (Guarantee and Indemnity) of this Agreement and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Deed applicable to such Additional Guarantor.

The Security shall, to the extent possible under local law, be enforceable on the occurrence of an Event of Default in respect of which notice has been served by the Lender in accordance with Clause 21.19 (Acceleration).

(D)                               Undertaking/Representations and Warranties

Any representations, warranties or undertakings which are required to be included in any Transaction Security Document shall reflect (to the extent to which the subject matter of the representation, warranty or undertaking is the same as the corresponding representation, warranty or undertaking in this Agreement) the commercial deal set out in this Agreement (save to the extent the Lender’s local counsel deem it reasonably necessary to include any further provisions (or deviate from those contained in this Agreement) in order to protect or preserve the Security granted to the Lender and to confirm, accomplish or maintain any registration or perfection of security where required by local law.

SIGNATURES

THE PARENT

VELTI PLC

By:	/s/ Pantelis Papageorgiou

Address:	2 Paris Garden

Fax:

Email:

THE ORIGINAL BORROWER

VELTI PLC

By:	/s/ Pantelis Papageorgiou

Address:	2 Paris Garden

Fax:

Email:

THE ORIGINAL GUARANTORS

VELTI PLC

By:	/s/ Pantelis Papageorgiou

Address:	2 Paris Garden

Fax:

Email:

VELTI DR LIMITED

By:	/s/ Pantelis Papageorgiou

Address:	2 Paris Garden

Fax:

Email:

VELTI M-TELECOM LIMITED

By:	/s/ Pantelis Papageorgiou

Address:	2 Paris Garden

Fax:

Email:

VELTI PLATFORMS AND SERVICES LIMITED

By:	/s/ Soterakis Koupepides

Address:	Themistokli Dervis 5, Elenian Building 2nd Floor, P.C. 1066, Nicosia, Cyprus

Fax:

Email:

VELTI US HOLDINGS INC

By:	/s/ Alexandros Moukas

Address:	2 Paris Garden

Fax:

Email:

THE LENDER

THOR LUXEMBOURG SARL

By:	/s/ Matthew Spetzler

Address:	100 Pallmall, FP 4th Floor, London Swiy SNQ

Fax:	+44 207 907 8650

Attention:	Matt Spetzler

Email:	matt@spetzler.com

SCHEDULE 3

CONDITIONS PRECEDENT DOCUMENTS

Corporate Documents

1.                                           A copy of the constitutional documents of Newco together with its certificate of incorporation and any certificate of change of name.

2.                                           A certificate of an authorised signatory of each Obligor confirming that, as at the date of this Agreement, there has been no change in its constitutional documents or directors since details were last provided to the Lender.

3.                                           A copy of a resolution of the board of directors of each Obligor and Newco:

(a)                              approving the terms of, and the transactions contemplated by, the Supplemental Documents to which it is a party and resolving that it execute, deliver and perform the Supplemental Documents to which it is a party;

(b)                             authorising a specified person or persons to execute the Supplemental Documents to which it is a party on its behalf; and

(c)                              authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any power of attorney) to be signed and/or despatched by it under or in connection with the Supplemental Documents to which it is a party; and

(d)                             in the case of an Obligor other than Newco, authorising Newco (as Ultimate Parent under the terms of the Amended Facilities Agreement) to act as its agent in connection with the Finance Documents from the Effective Date.

4.                                           In relation to Newco, a copy of a specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above to sign the Supplemental Documents and related documents.

5.                                           A copy of a resolution signed by all the holders of the issued shares in each Obligor (other than the Parent and Newco), approving the terms of, and the transactions contemplated by, the Supplemental Documents to which the Obligor is a party.

6.                                           A copy of a resolution of the board of directors of each corporate shareholder of each Obligor (other than the Parent and Newco) approving the terms of the resolution referred to in paragraph 5 above.

7.                                           A certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in this Schedule is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

8.                                           A certificate of Newco (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security, or similar limit binding on it to be exceeded.

Supplemental Documents

1.                                       A duly executed original of this Deed.

2.                                       A duly executed original of the Consent Letter.

3.                                       A duly executed original of each Newco Document.

4.                                       A copy of all notices required to be sent under the Newco Security Documents.

SIGNATORIES

PARENT

Executed as a deed by	)
VELTI PLC	)
acting by	)
under the authority of that	)
company, in the presence of:	)

Witness’s Signature:

Name:

Address:

BORROWERS

Executed as a deed by	)
VELTI PLC	)
acting by	)
under the authority of that	)
company, in the presence of:	)

Witness’s Signature:

Name:

Address:

Executed as a deed by	)
VELTI SA	)
acting by	)
under the authority of that	)
company, in the presence of:	)

Witness’s Signature:

Name:

Address:

GUARANTORS

Executed as a deed by	)
VELTI PLC	)
acting by	)
under the authority of that	)
company, in the presence of:	)

Witness’s Signature:

Name:

Address:

Executed as a deed by	)
VELTI DR LIMITED	)
acting by	)
under the authority of that	)
company, in the presence of:	)

Witness’s Signature:

Name:

Address:

Executed as a deed by	)
VELTI M-TELECOM LIMITED	)
acting by	)
under the authority of that	)
company, in the presence of:	)

Witness’s Signature:

Name:

Address:

Executed as a deed by	)
VELTI US HOLDINGS INC	)
acting by	)
under the authority of that	)
company, in the presence of:	)

Witness’s Signature:

Name:

Address:

Executed as a deed under seal by	)

VELTI PLATFORMS AND SERVICES LIMITED	)
and signed and delivered as a deed on	)
its behalf by	)
in the presence of:	)

Witness’s Signature:

Name:

Address:

Executed as a deed by	)
VELTI SA	)
acting by	)
under the authority of that	)
company, in the presence of:	)

Witness’s Signature:

Name:

Address:

Executed as a deed by	)
AD INFUSE, INC.	)
acting by	)
under the authority of that	)
company, in the presence of:	)

Witness’s Signature:

Name:

Address:

ADDITIONAL GUARANTOR/ NEWCO

Executed as a deed by	)
ZELUS PLC	)
acting by	)
under the authority of that	)
company, in the presence of:	)

Witness’s Signature:

Name:

Address:

LENDER

Executed as a deed by	)
THOR LUXEMBOURG SARL	)
acting by	)
under the authority of that	)
company, in the presence of:	)

Witness’s Signature:

Name:

Address: